                                                                    EXHIBIT 4(a)

                            CREDIT AND LOAN AGREEMENT



                                  BY AND AMONG


                                TRANSMATION, INC.
                                                   THE BORROWER,
                                THE LENDERS PARTY
                            HERETO FROM TIME TO TIME,
                                                   THE LENDERS,

                                       AND



                          KEYBANK NATIONAL ASSOCIATION,
                                                   THE AGENT



                           DATED AS OF AUGUST 7, 1998

                                TABLE OF CONTENTS



ARTICLE I:  DEFINITIONS; CONSTRUCTION...................................................................1

   1.01.  CERTAIN DEFINITIONS...........................................................................1
   1.02.  CONSTRUCTION.................................................................................12
   1.03.  PROVISIONS RELATING TO THIS AGREEMENT........................................................13
   1.04.  ACCOUNTING PRINCIPLES........................................................................13

ARTICLE II:  THE CREDITS...............................................................................14

   A.  REVOLVING CREDIT FACILITY.......................................................................14
   2.01.  REVOLVING CREDIT LOANS.......................................................................14
   2.02.  COMMITMENT FEE; REDUCTION OF THE REVOLVING CREDIT COMMITTED AMOUNTS..........................16
   2.03.  MAKING OF LOANS..............................................................................17
   2.04.  INTEREST RATES...............................................................................19
   B.  TERM LOAN FACILITIES............................................................................20
   2.05.  TERM LOAN A..................................................................................21
   2.06.  INTEREST RATES...............................................................................21
   2.07.  TERM LOAN B..................................................................................22
   2.08.  INTEREST RATES FOR TERM LOAN B...............................................................23
   C.  ADDITIONAL PROVISIONS RELATING TO ALL CREDITS AND LOANS.........................................25
   2.09.  FIXED LIBOR RATE PROVISIONS..................................................................25
   2.10.  CONVERSION OR RENEWAL OF INTEREST RATE OPTIONS...............................................26
   2.11.  PREPAYMENTS GENERALLY........................................................................26
   2.12.  OPTIONAL PREPAYMENTS.........................................................................27
   2.13.  OTHER REPAYMENTS.............................................................................27
   2.14.  INTEREST PAYMENT DATES.......................................................................28
   2.15.  PRO RATA TREATMENT; PAYMENTS GENERALLY; INTEREST ON OVERDUE AMOUNTS..........................28
   2.16.  ADDITIONAL COMPENSATION IN CERTAIN CIRCUMSTANCES.............................................34
   2.17.  TAXES........................................................................................35
   2.18.  REPLACEMENT OR REMOVAL OF LENDER.............................................................36
   2.19.  GUARANTEES...................................................................................37

ARTICLE III:  REPRESENTATIONS AND WARRANTIES OF BORROWER...............................................37

   3.01.  CORPORATE STATUS.............................................................................37
   3.02.  CORPORATE POWER AND AUTHORIZATION............................................................37
   3.03.  EXECUTION AND BINDING EFFECT.................................................................37
   3.04.  GOVERNMENTAL APPROVALS AND FILINGS...........................................................38
   3.05.  ABSENCE OF CONFLICTS.........................................................................38
   3.06.  AUDITED FINANCIAL STATEMENTS.................................................................38
   3.07.  CONSOLIDATING AND CONSOLIDATED FINANCIAL STATEMENTS..........................................39
   3.08.  ABSENCE OF UNDISCLOSED LIABILITIES...........................................................39
   3.09.  ABSENCE OF MATERIAL ADVERSE CHANGES..........................................................39
   3.10.  ACCURATE AND COMPLETE DISCLOSURE.............................................................39
   3.11.  OWNERSHIP AND CONTROL........................................................................40
   3.12.  LITIGATION...................................................................................40
   3.13.  ABSENCE OF EVENTS OF DEFAULT.................................................................40
   3.14.  INSURANCE....................................................................................40
   3.15.  TITLE TO PROPERTY............................................................................40
   3.16.  INTELLECTUAL PROPERTY........................................................................40
   3.17.  TAXES........................................................................................41
   3.18.  EMPLOYEE BENEFITS............................................................................41
   3.19.  ENVIRONMENTAL MATTERS........................................................................41
   3.20.  SECURITIES LAWS COMPLIANCE...................................................................41


   3.21.  MARGIN REGULATIONS...........................................................................42
   3.22.  SUBSIDIARIES.................................................................................42
   3.23.  PARTNERSHIPS, ETC............................................................................42
   3.24.  LABOR RELATIONS..............................................................................42
   3.25.  YEAR 2000 COMPLIANCE.........................................................................43

ARTICLE IV:  CONDITIONS................................................................................43

   4.01.  CONDITIONS TO ENTERING INTO AGREEMENT........................................................43
   4.02.  CONDITIONS TO ALL LOANS......................................................................44

ARTICLE V:  AFFIRMATIVE COVENANTS......................................................................45

   5.01.  BASIC REPORTING REQUIREMENTS.................................................................45
   5.02.  INSURANCE....................................................................................48
   5.03.  PAYMENT OF TAXES AND OTHER POTENTIAL CHARGES AND PRIORITY CLAIMS.............................49
   5.04.  PRESERVATION OF CORPORATE STATUS.............................................................49
   5.05.  GOVERNMENTAL APPROVALS AND FILINGS...........................................................49
   5.06.  MAINTENANCE OF PROPERTIES....................................................................49
   5.07.  AVOIDANCE OF OTHER CONFLICTS.................................................................49
   5.08.  FINANCIAL ACCOUNTING PRACTICES...............................................................50
   5.09.  USE OF PROCEEDS..............................................................................50
   5.10.  CONTINUATION OF OR CHANGE IN BUSINESS........................................................50
   5.11.  CONSOLIDATED TAX RETURN......................................................................50
   5.12.  FISCAL YEAR..................................................................................50
   5.13.  NEW SUBSIDIARIES.............................................................................51
   5.14.  YEAR 2000 COMPLIANCE.........................................................................51

ARTICLE VI:  NEGATIVE COVENANTS........................................................................51

   6.01.  FINANCIAL COVENANTS..........................................................................51
   6.02.  LIENS........................................................................................52
   6.03.  INDEBTEDNESS.................................................................................53
   6.04.  LOANS, ADVANCES AND INVESTMENTS..............................................................53
   6.05.  RESTRICTED PAYMENTS..........................................................................54
   6.06.  LIMITATION ON OTHER RESTRICTIONS ON AMENDMENT OF THE LOAN DOCUMENTS, ETC.....................54
   6.07.. LEASE OBLIGATIONS............................................................................54
   6.08.  DISPOSITIONS OF PROPERTIES...................................................................54
   6.09.  ISSUANCE OF SUBSIDIARY STOCK.................................................................54
   6.10.  DEALINGS WITH AFFILIATES.....................................................................55
   6.11.  LIMITATIONS ON MODIFICATION OF CERTAIN AGREEMENTS AND INSTRUMENTS............................55
   6.12.  LIMITATION ON OTHER RESTRICTIONS ON DIVIDENDS BY SUBSIDIARIES, ETC...........................55
   6.13.  ACQUISITION..................................................................................56

ARTICLE VII:  DEFAULTS.................................................................................56

   7.01.  EVENTS OF DEFAULT............................................................................56
   7.02.  CONSEQUENCES OF AN EVENT OF DEFAULT..........................................................58
   7.03.  LETTERS OF CREDIT............................................................................59

ARTICLE VIII:  THE AGENT...............................................................................59

   8.01.  APPOINTMENT..................................................................................59
   8.02.  GENERAL NATURE OF AGENT'S DUTIES.............................................................60
   8.03.  EXERCISE OF POWERS...........................................................................60
   8.04.  GENERAL EXCULPATORY PROVISIONS...............................................................60
   8.05.  ADMINISTRATION BY THE AGENT..................................................................61
   8.06.  LENDER NOT RELYING ON AGENT OR OTHER LENDERS.................................................62
   8.07.  INDEMNIFICATION..............................................................................62
   8.08.  AGENT IN ITS INDIVIDUAL CAPACITY.............................................................63
   8.09.  HOLDERS OF NOTES.............................................................................63


   8.10.  SUCCESSOR AGENT..............................................................................63
   8.11.  CALCULATIONS.................................................................................64
   8.12.  FUNDING BY AGENT.............................................................................64

ARTICLE IX:  MISCELLANEOUS.............................................................................64

   9.01.  HOLIDAYS.....................................................................................64
   9.02.  RECORDS......................................................................................64
   9.03.  AMENDMENTS AND WAIVERS.......................................................................65
   9.04.  NO IMPLIED WAIVER: CUMULATIVE REMEDIES.......................................................65
   9.05.  NOTICES......................................................................................66
   9.06.  EXPENSES; TAXES; INDEMNITY...................................................................66
   9.07.  SEVERABILITY.................................................................................67
   9.08.  PRIOR UNDERSTANDINGS.........................................................................67
   9.09.  DURATION; SURVIVAL...........................................................................68
   9.10.  COUNTERPARTS; FURTHER ASSURANCES.............................................................68
   9.11.  LIMITATION ON PAYMENTS.......................................................................68
   9.12.  SET-OFF......................................................................................68
   9.13.  SHARING OF COLLECTIONS.......................................................................69
   9.14.  SUCCESSORS AND ASSIGNS: ASSIGNMENTS..........................................................69
   9.15.  RESERVED.....................................................................................73
   9.16.  GOVERNING LAW; SUBMISSION TO JURISDICTION:  WAIVER OF JURY TRIAL; LIMITATION OF LIABILITY....73

*Exhibit A:    Form of Revolving Credit Note
*Exhibit B:    Form of Security Agreements
*Exhibit C:    Form of Term Loan A Note
*Exhibit D:    Form of Term Loan B Note
*Exhibit E:    Form of Pledge Agreement
*Exhibit F:    Form of Guaranties
*Exhibit G:    Form of Opinion of Counsel to Borrower
*Exhibit H:    Form of Standard Notice and Borrowing Certificate
*Exhibit I:    Form of Transfer Supplement
*Exhibit J:    Form of Confidentiality Agreement
*Exhibit K:    Form of Subordination Agreement
*Exhibit L:    Form of Cash Management Services Automated Credit Sweep Agreement
*Exhibit M:    Form of Guarantor Security Agreement

*Schedule 1.01:       Existing Indebtedness
*Schedule 3.01:       Existing Subsidiaries of Borrower
*Schedule 3.12:       Material Actions, Suits, Proceedings or Investigations
*Schedule 3.19:       Environmental Claims
*Schedule 3.22:       Subsidiaries
*Schedule 3.24:       Partnership, Joint Venture, Equity or Other similar Interests of Borrower and
                      Consolidated Subsidiaries
*Schedule 6.02:       Existing Liens
*Schedule 6.04:       Existing Loans and Investments by Borrower
*Schedule 6.09:       Authorized Capitalization, Outstanding Stock and Ownership of Shares of
                      Each Subsidiary, and Options, Warrants, etc.
*Schedule 6.10:       Existing Contracts, Agreements and Arrangements between (i) Borrower and
                      (ii) any Affiliate of Borrower
*OMITTED EXHIBITS AND SCHEDULES
UPON WRITTEN REQUEST, THE REGISTRANT WILL PROVIDE COPIES OF ANY OF THE
REFERENCED OMITTED EXHIBITS AND SCHEDULES.

                            CREDIT AND LOAN AGREEMENT

         This CREDIT AND LOAN AGREEMENT (this "Agreement"), dated as of August 7, 1998, by and among TRANSMATION, INC., an Ohio corporation (the "Borrower"), THE LENDERS PARTY HERETO FROM TIME TO TIME (collectively, the "Lenders") and KEYBANK NATIONAL ASSOCIATION ("KEYBANK"), a national banking association, as Agent (in such capacity, together with its successors in such capacity, the "Agent").

                                    RECITALS:

         WHEREAS, the Borrower requested the Lenders extend credit (i) to enable the Borrower to borrow, repay and reborrow under a revolving line of credit provided for hereunder amounts not exceeding $15,000,000 aggregate principal amount at any time outstanding, (ii) to enable the Borrower to borrow and repay (but not reborrow) under a term loan provided for hereunder amounts not exceeding $9,000,000 aggregate principal amount at any time outstanding, and
(iii) to enable the Borrower to borrow and repay (but not reborrow) under a term loan provided for hereunder amounts not exceeding $8,000,000 aggregate principal amount, and the Lenders have agreed to extend such credits and loans to the Borrower on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:


                      ARTICLE I: DEFINITIONS; CONSTRUCTION
                      ------------------------------------

1.01. CERTAIN DEFINITIONS.
--------------------------

         In addition to other words and terms defined elsewhere in this Agreement, as used herein the following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:

         "Affiliate" of a Person (the "Specified Person") shall mean (a) any Person which directly or indirectly controls, or is controlled by, or is under common control with, the Specified Person and (b) any director or officer of the Specified Person or of a Person who is an Affiliate of the Specified Person within the meaning of the preceding clause (a). For purposes of the preceding sentence, "control" of a Person means (a) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise and (b) in any case shall include direct or indirect ownership (beneficially or of record) of, or direct or indirect power to vote, 20% or more of the outstanding shares of such Person.

         "Agent" shall have the meaning set forth in the introductory paragraph hereof.

         "Applicable Margin Ratio" shall mean the ratio of Funded Debt at the end of the most recently completed fiscal quarter to EBITDA for the period of the four (4) then most recently completed fiscal quarters, calculated pursuant to SECTIONS 2.04(a)(ii)(iii) and 2.06(ii)(iii) respectively.

         "Automatic Swing Line Advance" shall have the meaning set forth in
Section 2.03(d)(i).

         "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

         "Borrower" shall have the meaning set forth in the introductory paragraph hereof.

         "Business Day" shall mean any day other than a Saturday, Sunday, public holiday under the laws of the State of New York or other day on which banking institutions are authorized or obligated to close in the City of Rochester, New York.

         "CERCLIS" shall mean the Comprehensive Environmental Response, Compensation and Liability Information System List, as the same may be amended from time to time.

         "Change of Control" shall mean that more than 25% of the outstanding voting shares of Borrower are owned by one or more affiliated parties.

         "Closing" shall mean such time in which all conditions set forth in
SECTION 4.01 hereof have been satisfied or waived by the parties hereto in accordance with this Agreement.

         "Closing Date" shall mean the date on which the Closing occurs.

         "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

         "Commitment" of a Lender shall mean the Revolving Credit Commitment, the Term Loan A Commitment and the Term Loan B Commitment of such Lender.

         "Commitment Fee" shall have the meaning set forth in SECTION 2.02(a) hereof.

         "Commitment Percentage" of a Lender at any time shall mean the Commitment Percentage for such Lender set forth below its name on the signature page hereof, subject to transfer to another Lender as provided in SECTION 9.14 hereof and subject to adjustment as provided in SECTION 2.19.

         "Confidential Information" shall have the meaning set forth in SECTION 9.14(g).

         "Consolidated Net Income" shall mean for any period the net income or loss of the Borrower and its subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied, but excluding:

                  1. earnings or losses attributable to minority interests;
                  2.       extraordinary gains or losses;
                  3.       net earning and losses of any subsidiary accrued
                           prior to the date it became a subsidiary;
                  4.       net earnings of any person (other than a subsidiary)
                           in which the Borrower or any of its subsidiaries has an ownership interest unless such net earnings shall have been received in the form of cash distributions;

                  5. any portion of net earnings of any subsidiary which for any reason is unavailable for distribution to the Borrower;
                  6. earnings, gains or losses resulting from any write-up or write-down of assets other than in the ordinary course of business; and
                  7. the cumulative effect of a change in accounting principles.

         "Controlled Group Member" shall mean with respect to Borrower each trade or business (whether or not incorporated) which together with Borrower is treated as a single employer under Section 4001(a)(14) or 4001(b)(1) of ERISA or
Section 414(b), (c), (m) or (o) of the Code.

         "Cure Period" shall have the meaning set forth in SECTION 7.01(c).

         "Deficit Collected Balance" shall have the meaning set forth in the Sweep Agreement.

         "Demanding Lender" shall have the meaning set forth in SECTION 2.19(a).

         "Dollars" and the symbols "$" and "USD" shall mean lawful money of the United States of America.

         "EBITDA" shall mean, in respect of any period, Consolidated Net Income for such period (i) minus, to the extent added in the computation of such Consolidated Net Income, gains, net of losses, arising from the disposition of property other than in the ordinary course of business; (ii) plus, to the extent deducted in the computation of such Consolidated Net Income, each of the following:

                  1. Consolidated Interest Expense (i.e., all amounts classified as interest expense of the Borrower and its subsidiaries under generally accepted accounting principles consistently applied),
                  2. taxes imposed on or measured by income or excess profits of the Borrower and its subsidiaries and franchise taxes however calculated,
                  3. the amount of all depreciation, depletion and amortization allowances.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

         "Environmental Approvals" shall mean any Governmental Action pursuant to or required under any Environmental Law.

         "Environmental Claim" shall mean, with respect to any Person, any action, suit, proceeding, investigation, notice, claim, complaint, demand, request for information or other communication (written or oral) by any other Person (including but not limited to any Governmental Authority, citizens' group or present or former employee of such Person) alleging, asserting or claiming any actual or potential (a) violation of any Environmental Law, (b) liability under any Environmental Law or (c) liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, fines or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Environmental Concern Materials at any location, whether or not owned by such Person.

          "Environmental Concern Materials" shall mean (a) any flammable substance, explosive, radioactive material, hazardous material, hazardous waste, toxic substance, solid waste, pollutant, contaminant or any related material, raw material, substance, product or by-product of any substance specified in or regulated or otherwise affected by any Environmental Law (including but not limited to any "hazardous substance" as defined in CERCLA or any similar state
Law), (b) any toxic chemical or other substance from or related to industrial, commercial or institutional activities, and (c) asbestos, gasoline, diesel fuel, motor oil, waste and used oil, heating oil and other petroleum products or compounds, polychlorinated biphenyls, radon and urea formaldehyde.

         "Environmental Law" shall mean any Law, whether now existing or subsequently enacted or amended, relating to (a) pollution or protection of the environment, including natural resources, (b) exposure of Persons, including but not limited to employees, to Environmental Concern Materials, (c) protection of the public health or welfare from the effects of products, by-products, wastes, emissions, discharges or releases of Environmental Concern Materials or (d) regulation of the manufacture, use or introduction into commerce of Environmental Concern Materials including their manufacture, formulation, packaging, labeling, distribution, transportation, handling, storage or disposal. Without limitation, "Environmental Law" shall also include any Environmental Approval and the terms and conditions thereof.

         "Eurocurrency Reserve Requirements" shall mean for any day in which a Fixed LIBOR Rate Loan is calculated, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements for the Agent in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) required to be maintained by a member bank of the Federal Reserve System. Fixed LIBOR Rate Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any lender under Regulation D.

         "Excess Collected Balance" shall have the meaning ascribed to it in the Sweep Agreement.

         "Event of Default" shall mean any of the Events of Default described in
SECTION 7.01 hereof.

         "Existing Indebtedness" shall mean the Indebtedness of any Loan Party identified on SCHEDULE 1.01.

         "Fixed Charge Coverage Ratio" shall mean, with respect to the Borrower, the ratio of (i) EBITDA less taxes paid, to (ii) current maturities of long term debt plus interest expense plus capital expenditures unfunded by term debt or capital leases, provided, however, that when current maturities of long term debt are determined for fiscal quarters ending prior to the Closing Date, the amount of the current portion of Term Loan A as of the date as of which the Fixed Charge Coverage Ratio is being determined shall be deemed to be the "current maturities of long term debt."

         "Fixed LIBOR Rate" shall mean with respect to each Funding Period pertaining to a Fixed LIBOR Rate Loan, a rate per annum determined for such Funding Period in accordance with the following formula rounded upward to the nearest 1/100 of 1%:

                                   LIBOR Base Rate
                 ---------------------------------------------
                  1.00   -   Eurocurrency Reserve Requirements

         "Fixed LIBOR Rate Funding Period" shall have the meaning set forth in
SECTION 2.10(a) hereof.

         "Fixed LIBOR Rate Loan" shall mean any Loan as to which the Borrower has selected the Fixed LIBOR Rate Option.

         "Fixed LIBOR Rate Option" shall have the meanings set forth in SECTIONS 2.04(a)(ii), 2.06(a)(ii), and 2.08(ii) respectively hereof.

         "Floating Rate" shall have the meanings set forth in SECTIONS 2.04(a)(i), 2.06(i) and 2.08(i) respectively hereof.

         "Floating Rate Loan" shall mean any loan bearing interest at such time in accordance with SECTIONS 2.04, 2.06 and 2.08 respectively hereof.

         "Floating Rate Option" shall mean the Floating Rate.

         "Funded Debt" shall mean, at a particular date, the Indebtedness of the Borrower , whether secured or unsecured, having a final maturity (or which by the terms thereof is renewable or extendable at the option of the obligor for a period ending) more than one (1) year after the date of creation thereof.

         "Funding Breakage Indemnity" shall have the meaning set forth in
SECTION 2.17(b) hereof.

         "Funding Periods" shall have the meanings set forth in SECTION 2.10 hereof.

         "GAAP" shall have the meaning set forth in SECTION 1.04 hereof.

         "Governmental Action" shall have the meaning set forth in SECTION 3.04 hereof.

         "Governmental Authority" shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

         "Guarantor" shall mean each Subsidiary of the Borrower except those foreign Subsidiaries reflected as excluded in SCHEDULE 3.01 hereof and including those entities required to become Guarantors pursuant to SECTION 5.13 hereof.

         "Guarantor Security Agreement" shall mean the general security agreement in the form attached hereto as Exhibit M and executed by each Guarantor respectively.

         "Guaranty" or "Guaranties" shall mean a guarantee agreement, in the form attached hereto as EXHIBIT F, and executed by a Guarantor, as the same may be amended, supplemented or otherwise modified from time to time.

         "Indebtedness" shall mean, at a particular date, the liabilities and obligations of the Borrower, as determined in accordance with GAAP, including, without limitation, all (i) obligations for borrowed money, (ii) obligations of another Person secured by any lien upon property of the Borrower, (iii) guarantees of Indebtedness (other than checks endorsed in the ordinary course of business), and (iv) standby letters of credit.

         "Indemnified Parties" shall mean the Agent, the Lenders, their Affiliates, and the directors, officers, employees, attorneys and agents of each of the foregoing.

         "Law" shall mean any law (including common law), constitution, statute, treaty, convention, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.

         "Lead Account" shall have the meaning ascribed to it in the Sweep Agreement.

         "Lender" shall mean any of the Lenders listed on the signature pages hereof, subject to the provisions of SECTION 9.14 hereof pertaining to Persons becoming or ceasing to be Lenders.

         "Letter of Credit" shall mean any standby letter of credit which shall be issued by Agent for the benefit of Borrower, including amendments thereto, if any, and shall have an expiration date no later than the earlier of (a) one (1) year after its date or issuance of (b) thirty (30) days prior to the Revolving Credit Maturity Date.

         "LIBOR Base Rate" shall mean with respect to each Funding Period pertaining to a Fixed LIBOR Rate Loan the rate per annum equal to the rate of interest at which U.S. Dollar deposits with maturities comparable to such period appear on Telerate Page 3750 at 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Fixed LIBOR Rate Funding Period; PROVIDED, HOWEVER, that if such rate does not appear on Telerate Page 3750, the Fixed LIBOR Rate shall mean a rate per annum equal to the rate of interest at which U.S. Dollar deposits in an amount approximately equal to the LIBOR Base Rate Loan are offered in immediately available funds in the London interbank market to the London office of the Agent (or a correspondent bank) by leading banks in the Fixed LIBOR Rate market at 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Fixed LIBOR Rate Funding Period. The term "Telerate Page 3750" means the display designated as "Page 3750" on the Associated Press-Dow Jones Telerate Service (or such other page as may replace page 3750 on the Associated Press-Dow Jones Telerate Service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association interest settlement rates for U.S. Dollar deposits). Any LIBOR Base Rate determined on the basis of the rate displayed on Telerate Page 3750 in accordance with the foregoing provisions shall be subject to corrections, if any, made in such rate and displayed by the Associated Press-Dow Jones Telerate Service within one (1) hour of the time when such rate is first displayed by such service.

         "Lien" shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

         "Loan" shall mean any loan by any Lender to the Borrower under this Agreement (including, without limitation, any Swing Line Advance), and "Loans" shall mean all Loans made by the Lenders under this Agreement.

         "Loan Documents" shall mean this Agreement, the Notes, the Guaranties, the Security Documents and the other agreements and instruments extending, renewing, refinancing or refunding any indebtedness, obligation or liability arising under any of the foregoing, in each case as the same may be amended, modified or supplemented from time to time hereafter.

         "Loan Party" shall mean the Borrower and each Guarantor.

         "London Business Day" shall mean a day for dealing in deposits in Dollars by and among banks in the London interbank market and which is a Business Day.

         "Material Adverse Effect" shall mean: (a) a material adverse effect on the business, operations or condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or (b) a material adverse effect on the ability of the Borrower or any Guarantor to perform or comply with any of the terms and conditions of any Loan Document.

         "Multiemployer Plan" shall mean with respect to Borrower any employee pension benefit plan which is a "multiemployer plan" within the meaning of
Section 4001(a)(3) of ERISA and to which Borrower or any Controlled Group Member has or had an obligation to contribute.

         "Net Worth" shall mean the net worth of the Borrower as determined on a consolidated basis as defined by GAAP.

         "Note" or "Notes" shall mean the Revolving Credit Note(s), the Term Loan A Note(s) and the Term Loan B Note(s) of the Borrower executed and delivered under this Agreement, together with all extensions, renewals, refinancing or refundings of any thereof in whole or part.

         "Notice of Swing Line Borrowing" shall have the meaning specified in
SECTION 2.03(d)(i).

         "Obligations" shall mean with respect to Borrower all indebtedness, obligations and liabilities of Borrower to any Lender or the Agent from time to time arising under or in connection with or related to or evidenced by this Agreement or any other Loan Document, and all extensions, renewals or refinancings thereof, whether such indebtedness, obligations or liabilities are direct or indirect, otherwise secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising. Without limitation of the foregoing, such indebtedness, obligations and liabilities include the principal amount of Loans, interest, fees, indemnities or expenses under or in connection with this Agreement or any other Loan Document, and all extensions, renewals and refinancings thereof, whether or not such Loans were made in excess of the obligation of any Lender to lend. Obligations shall remain Obligations notwithstanding any assignment or transfer by Borrower or any subsequent assignment or transfer by Borrower of any of the Obligations or any interest therein, unless accompanied by a written release of Borrower from and executed by the Lenders.

         "Office," when used in connection with the Agent, shall mean its office located at 1200 Bausch & Lomb Place, Rochester, New York 14604, or at such other office or offices of the Agent or any branch, subsidiary or affiliate thereof as may be designated in writing from time to time by the Agent to the Borrower pursuant hereto.

         "Option" shall mean the Fixed LIBOR Rate Option or the Floating Rate Option, as the case may be.

          "PBGC" means the Pension Benefit Guaranty Corporation established under Title IV of ERISA or any other governmental agency, department or instrumentality succeeding to the functions of said corporation.

         "Pension-Related Event" shall mean with respect to Borrower any of the following events or conditions:

         (a) Any action is taken by any Person (i) to terminate, or which would result in the termination of, a Plan, either pursuant to its terms or by operation of law (including, without limitation, any amendment of a Plan which would result in a termination under Section 4041(c) or Section 4041(e) of ERISA, or (ii) to have a trustee appointed for a Plan pursuant to Section 4042 of ERISA;

         (b) PBGC notifies Borrower or any Controlled Group Member of its determination that an event described in Section 4042 of ERISA has occurred with respect to a Plan, that a Plan should be terminated, or that a trustee should be appointed for a Plan;

         (c) Any Reportable Event occurs with respect to a Plan;

         (d) Any action occurs or is taken which would result in Borrower becoming subject to liability for a complete or partial withdrawal by any Person from a Multiemployer Plan (including, without limitation, seller liability incurred under Section 4204(a)(2) of ERISA), or Borrower or any Controlled Group Member receives from any Person a notice or demand for payment on account of any such alleged or asserted liability; or

         (e) (i) There occurs any failure to meet the minimum funding standard under Section 302 of ERISA or Section 412 of the Code with respect to a Plan, or any tax return is filed showing any tax payable under Section 4971(a) of the Code with respect to any such failure, or Borrower or any Controlled Group Member receives a notice of deficiency from the Internal Revenue Service with respect to any alleged or asserted such failure, or (ii) any request is made by Borrower or any Controlled Group Member for a variance from the minimum funding standard, or an extension of the period for amortizing unfunded liabilities, with respect to a Plan.

         "Permitted Lease Payments" shall mean $1,500,000 for the fiscal year ending March 31, 1999 and shall increase by $150,000 for each subsequent fiscal year.

         "Permitted Liens" shall have the meaning set forth in SECTION 6.02 hereof.

         "Person" shall mean an individual, corporation, partnership, limited liability company, trust, unincorporated association, joint venture, joint-stock company, Governmental Authority or any other entity.

         "Plan" means with respect to Borrower any employee pension benefit plan within the meaning of Section 3(2) of ERISA (other than a Multiemployer Plan) covered by Title IV of ERISA by reason of Section 4021 of ERISA, of which Borrower or any Controlled Group Member is or has been within the preceding five
(5) years a "contributing sponsor" within the meaning of Section 4001(a)(13) of ERISA, or which is or has been within the preceding five (5) years maintained for employees of Borrower or any Controlled Group Member.

         "Pledge Agreement" shall mean the stock pledge agreement of the Borrower in the form attached hereto as EXHIBIT E and executed by the Borrower.

          "Potential Default" shall mean any event or condition which with notice, passage of time or a determination by any Lender, or any combination of the foregoing, would constitute an Event of Default.

         "Prime Rate" shall mean the interest rate per annum determined from time to time by the Agent as its prime rate whether or not the same is announced. The Prime Rate may be greater or less than other interest rates charged by the Agent to other borrowers and is not solely based or dependent upon the interest rate which the Agent may charge any particular borrower or class of borrowers.

         "Pro Rata" shall mean from or to each Lender in proportion to its Commitment Percentage except that if such Lender is in default of its obligation to make Loans hereunder, then Pro Rata shall mean from or to each Lender in proportion to its Loans outstanding to all Loans outstanding.

         "Purchase Price Receipt Notice" shall mean the notice required pursuant to the Transfer Supplement.

         "Purchasing Lender" shall have the meaning set forth in SECTION 9.14(c) hereof.

         "Register" shall have the meaning set forth in SECTION 9.14(d) hereof.

         "Regular Payment Date" shall mean the first day of each calendar month after the date hereof, commencing September 1, 1998.

         "Related Litigation" shall have the meaning set forth in SECTION
9.15(b).

         "Reportable Event" means (i) a reportable event described in Section 4043 of ERISA and regulations thereunder, (ii) a withdrawal by a substantial employer from a Plan to which more than one employer contributes, as referred to in Section 4063(b) of ERISA, (iii) a cessation of operations at a facility causing more than twenty percent (20%) of Plan participants to be separated from employment, as referred to in Section 4068(f) of ERISA, or (iv) a failure to make a required installment or other payment with respect to a Plan when due in accordance with Section 412 of the Code or Section 302 of ERISA which causes the total unpaid balance of missed installments and payments (including unpaid interest) to exceed $750,000.

         "Required Lenders" shall mean, as of any date, (i) at any such time there are two or fewer Lenders, all Lenders (excluding any Lender in default of its obligations to make Loans hereunder), and (ii) at any such time there are greater than two Lenders, Lenders that have made Loans constituting at least 65% in principal amount of Loans outstanding on such date or, if no Loans are outstanding on such date, Lenders that have Commitments constituting, in the aggregate, at least 65% of the total Commitments of all the Lenders.

         "Responsible Officer" with respect to Borrower shall mean any of the chairman of the board of directors, the president, the chief executive officer, the chief financial officer, the vice president, or the corporate comptroller thereof.

         "Restricted Payments" shall mean with respect to Borrower any investment, loan or advance, and shall include any dividends paid on capital stock of Borrower, or amounts used to acquire any capital stock of Borrower.

         "Revolving Credit Commitment" shall have the meaning set forth in
SECTION 2.01(a) hereof.

         "Revolving Credit Committed Amount" shall have the meaning set forth in
SECTION 2.01(a) hereof.

         "Revolving Credit Loans" shall have the meaning set forth in SECTION 2.01(a) hereof.

         "Revolving Credit Maturity Date" shall mean July 1, 2001.

         "Revolving Credit Note(s)" shall mean the promissory note(s) of the Borrower executed and delivered under SECTION 2.01(c) hereof, any promissory note(s) issued in substitution therefor, together with all extensions, renewals, refinancings or refundings thereof in whole or part.

         "Security Agreement" shall mean, the general security agreement of the Borrower, in the form attached hereto as EXHIBIT B and executed by the Borrower.

         "Security Documents" shall mean, collectively, the Security Agreement, the Pledge Agreement (together with all related stock powers executed in blank and accompanied by the original pledged stock certificates), the Guarantor Security Agreement and any UCC-1 Financing Statements required thereby.

         "Standard Notice" shall mean an irrevocable notice in the form attached hereto as EXHIBIT H provided to the Agent on a Business Day which is: (a) the same Business Day in the case of conversion to or renewal of the Floating Rate;
(b) the same Business Day in the case of prepayment of any Floating Rate Loan; and (c) the same business day in the case of selection of the Fixed LIBOR Rate Option. Standard Notice must be provided no later than 10:00 a.m., New York time.

         "Stock Payment" by any Person shall mean any dividend, distribution or payment of any nature (whether in cash, securities, or other property) on account of or in respect of any shares of the capital stock (or warrants, options or rights therefor) of such Person, including but not limited to any payment on account of the purchase, redemption, retirement, defeasance or acquisition of any shares of the capital stock (or warrants, options or rights therefor) of such Person, in each case regardless of whether required by the terms of such capital stock (or warrants, options or rights) or any other agreement or instrument.

         "Subordinated Debt" shall mean Indebtedness of the Borrower or any Guarantor repayment of which is subordinated to the repayment of the Obligations pursuant to a Subordination Agreement substantially in the form attached hereto as EXHIBIT K or as otherwise agreed to in writing by the Required Lenders.

         "Subsidiary" shall mean, for any Person, (i) a corporation a majority of whose voting stock is at the time, directly or indirectly, owned by such person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person, (ii) a partnership in which such Person or a subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if such person or its subsidiary is entitled to receive more than 50% of the assets of such partnership upon its dissolution, or (iii) any other Person (other than a corporation or partnership) in which such Person, a subsidiary of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (A) at least a majority ownership interest or (B) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

         "Sweep Account" shall have the meaning set forth in SECTION 2.03(d)(i).

         "Sweep Agreement" shall mean a cash management services Automated Credit Sweep Agreement, in the form attached hereto as Exhibit L, by and between the Borrower and the Swing Line Bank as the same may be amended, supplemented or otherwise modified from time to time.

         "Swing Line Advance" means an advance made by (a) the Swing Line Bank pursuant to Section 2.01(b)or (b) any Lender pursuant to Section 2.03(b)(iv).

         "Swing Line Bank" means KeyBank.

         "Swing Line Borrowing" means a borrowing consisting of a Swing Line Advance made by the Swing Line Bank.

         "Swing Line Facility" has the meaning specified in SECTION 2.01(b).

         "Taxes" shall have the meaning set forth in SECTION 2.18 hereof.

         "Term Loan A" shall have the meaning set forth in SECTION 2.05(a) hereof.

         "Term Loan A Commitment" shall have the meaning set forth in SECTION 2.05(a) hereof.

         "Term Loan A Committed Amount" shall have the meaning set forth in
SECTION 2.05(a) hereof.

         "Term Loan A Maturity Date" shall mean January 1, 2003.

         "Term Loan A Note(s)" shall mean the promissory note(s) of the Borrower executed and delivered under SECTION 2.06(a) hereof, any promissory note issued in substitution therefor, together with all extensions, renewals, refinancings or refundings thereof in whole or in part.

         "Term Loan B" shall have the meaning set forth in SECTION 2.08(a) hereof.

         "Term Loan B Commitment" shall have the meaning set forth in SECTION 2.08(a) hereof.

         "Term Loan B Committed Amount" shall have the meanings set forth in
SECTION 2.08(a) hereof.

         "Term Loan B Maturity Date" shall mean June 1, 2007.

         "Term Loan B Note(s)" shall mean the promissory note(s) of the Borrower executed and delivered under SECTION 2.08(c) hereof, and any promissory note(s) issued in substitution therefor, together with all extensions, renewals, refinancings or refundings thereof in whole or in part.

         "Transfer Effective Date" shall have the meaning set forth in the applicable Transfer Supplement.

         "Transfer Supplement" shall have the meaning set forth in SECTION 9.14
(c).

1.02. CONSTRUCTION.
-------------------

         Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole; "or" has the inclusive meaning represented by the phrase "and/or"; and "property" includes all properties and assets of any kind or nature, tangible or intangible, real, personal or mixed. References in this Agreement to "determination" (and similar terms) by any Lender or the Agent include good faith calculations by such Lender or the Agent (in the case of quantitative determinations) and good faith beliefs by such Lender or the Agent (in the case of qualitative determinations) and, in either case, after applying reasonable commercial standards for making such determination. The words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. References herein to "out-of-pocket expenses" of a Person (and similar terms) include, but are not limited to, the reasonable fees of in-house counsel and other in-house professionals of such Person to the extent that such fees are routinely identified and specifically charged under such Persons normal cost accounting system. The section and other headings contained in this Agreement and the Table of Contents preceding this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection and exhibit references are to this Agreement unless otherwise specified.

1.03. PROVISIONS RELATING TO THIS AGREEMENT.
--------------------------------------------

         This Agreement contains provisions relating to three (3) separate credit or loan facilities, all as more fully described herein: a revolving credit facility and two (2) term loan facilities. The terms, covenants, conditions, representations, warranties, indemnifications and agreements set forth in this Agreement are and shall be deemed to be made by or with respect to the Borrower under each credit and loan facility and in connection with or with respect to each such facility as if the same were set forth in separate agreements for the respective credit and loan facilities. Any Event of Default hereunder by the Borrower is and shall be deemed to be an Event of Default by the Borrower under all such credit and loan facilities, entitling the Agent or the Lenders to exercise their respective rights and remedies as hereafter set forth against or with respect to all such facilities, the Borrower and any Guarantors, including, without limitation, resort to any or all rights, remedies and security under any other Loan Documents.

1.04. ACCOUNTING PRINCIPLES.
----------------------------

         (a) As used herein, "GAAP" shall mean generally accepted accounting principles in the United States, applied on a basis consistent with the principles used in preparing Borrower's financial statements as of March 31, 1998.

         (b) Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters; shall be made, and all financial statements to be delivered pursuant to this Agreement shall be prepared, in accordance with GAAP, and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.

         (c) If there shall be any change in accounting principles under GAAP and such change results in a change in the calculation of the financial covenants, standards or terms used in this Agreement or any other Loan Document, then the Borrower, the Agent and the Lenders agree to enter into negotiations in order to amend such provisions of this Agreement, so as to equitably reflect such changes in accounting principles, with the desired result that the criteria for evaluating Borrower's and its consolidated Subsidiaries' financial condition shall be the same after such changes in accounting principles as if such changes had not been made; PROVIDED, HOWEVER, that the agreement of Required Lenders to any required amendments of such provisions shall be sufficient to bind all Lenders.

                             ARTICLE II: THE CREDITS
                             -----------------------

A. REVOLVING CREDIT FACILITY
----------------------------

2.01. REVOLVING CREDIT LOANS.
-----------------------------

       (a)  REVOLVING CREDIT COMMITMENTS.

             (i) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees (such agreement being herein called such Lender's "Revolving Credit Commitment") to make loans (the "Revolving Credit Loans") to the Borrower at any time or from time to time on or after the date hereof and to but not including the Revolving Credit Maturity Date. A Lender shall have no obligation to make any Revolving Credit Loan to the extent that the aggregate principal amount of the Revolving Credit Loans of such Lender at any time outstanding plus such Lender's Pro Rata share of the aggregate undrawn face amount of all issued and outstanding (including, without limitation, any outstanding Swing Line Advances hereunder) Letters of Credit (as hereinafter set forth) would exceed such Lender's Revolving Credit Committed Amount at such time, except as set forth in the following paragraph (ii). Each Lender's "Revolving Credit Committed Amount" at any time shall be equal to the amount set forth as its Revolving Credit Committed Amount below such Lender's name on the signature pages hereof, as such amount may have been reduced under SECTION 2.02 hereof at such time, and subject to transfer to another Lender as provided in SECTION 9.14 hereof.

             (ii) In the event any Lender becomes a Defaulting Lender as defined in Section 2.15 hereof, the Agent agrees that it shall nonetheless be obligated to make any Revolving Credit Loan to the extent the Defaulting Lender has not advanced its pro rata share to the Agent.

             (iii) Notwithstanding anything to the contrary in the foregoing paragraphs (i) and (ii), at no time during the term of this Agreement shall the aggregate amount of the Lenders' Revolving Credit Commitment, or the aggregate of outstanding Revolving Credit Loans (including, without limitation, any outstanding Swing Line Advances hereunder) plus the aggregate undrawn face amount of all issued and outstanding Letters of Credit (as hereinafter set forth), exceed $15,000,000.

             (iv) Subject to the terms and conditions of this Agreement, during the term of this Agreement, Agent, in its own name, but only as agent for the Lenders, shall issue such Letters of Credit for the account of Borrower, as Borrower may from time to time request. Borrower shall not request any Letter of Credit (and Agent shall not be obligated to issue any Letter of Credit) if, after giving effect thereto, the sum of (A) the aggregate outstanding principal amount of all Revolving Credit Loans, plus (B) the aggregate undrawn face amount of all issued and outstanding Letters of Credit, would exceed the aggregate amount of the Lenders' Revolving Credit Commitments. Nor shall the Borrower request any Letter of Credit (and nor shall Agent be obligated to issue any Letter of Credit), if, after giving effect thereto, the sum of the aggregate undrawn face amount of all issued and outstanding Letters of Credit would exceed $1,000,000 at any time. The issuance of each Letter of Credit shall confer upon each Lender the benefits and liabilities of a participation consisting of an undivided pro rata interest in the Letter of Credit to the extent of that Lender's Commitment Percentage.

                 Each request for a Letter of Credit shall be delivered to Agent not later than 11:00 A.M. (New York time) three (3) Business Days prior to the day upon which the Letter of Credit is to be issued. Each such request shall be in a form acceptable to Agent and specify the face amount thereof, the account party, the beneficiary, the intended date of issuance, the expiration date thereof, and the nature of the transaction to be supported thereby. Concurrently with each such request, Borrowers shall execute and deliver to Agent an appropriate application and agreement, being in the standard form of Agent for such Letters of Credit, as amended to conform to the provisions of this Agreement if required by Agent. Agent shall give each Lender notice of each such request for a Letter of Credit.

                 In respect of each Letter of Credit and the drafts thereunder, if any, Borrower agrees (a) to pay to Agent, for the pro rata benefit of the Lenders, a non-refundable commission based upon the face amount of the Letter of Credit, which shall be paid on the date that such Letter of Credit is issued, at the rate of one percent (1%) of the face amount of such Letter of Credit, and
(b) pay to Agent, for its sole account, such other issuance, amendment, negotiation, draw, acceptance, telex, courier, postage and similar transactional fees as are generally charged by Agent under its fee schedule as in effect from time to time.

                 Whenever a Letter of Credit is drawn, Borrower shall immediately reimburse Agent for the amount drawn. In the event that the amount drawn is not reimbursed by Borrower within one (1) Business Day of the drawing of such Letter of Credit, the amount drawn shall be deemed to be a Revolving Credit Loan to Borrower subject to the provisions and requirements of this Agreement (unless any such requirement shall be waived by Agent) and shall be evidenced by the Revolving Credit Note(s). Each such Revolving Credit Loan shall be deemed to be a Floating Rate Loan unless otherwise requested by and available to Borrower hereunder. Each Lender is hereby authorized to record on its records relating to its Revolving Credit Note(s) such Lender's pro rata share of the amounts paid and not reimbursed on the Letters of Credit.

             (b) THE SWING LINE ADVANCES. Subject to the terms and conditions of this Agreement, the Swing Line Bank agrees to make, as part of (and not in addition to) its Revolving Credit Commitment hereunder, Swing Line Advances to the Borrower at any time and from time to time on or after the date hereof and to but not including the Revolving Credit Maturity Date in an aggregate amount not to exceed at any time outstanding the lesser of (i) $5,000,000, or (ii) the Swing Line Bank's Revolving Credit Committed Amount minus the Swing Line Bank's Pro Rata share of (x) then outstanding Revolving Credit Loans plus (y) the aggregate undrawn face amount of all issued and outstanding Letters of Credit (the "Swing Line Facility"). No Swing Line Advance shall be used for the purpose of funding the payment of any other Swing Line Advance. Within the limits of the amount of the Swing Line Facility and the limits of time set forth in this
Section 2.01, the Borrower may borrow under this SECTION 2.01, repay, or prepay pursuant to SECTIONS 2.12 and 2.13 hereof (prepayments pursuant to SECTION 2.13 hereof being a mandatory obligation of the Borrower) and reborrow under this
SECTION 2.01.

         (c) NATURE OF CREDIT. Within the limits of time and amount set forth in this SECTION 2.01, and subject to the provisions of this Agreement, the Borrower may borrow, repay and reborrow Revolving Credit Loans hereunder by means of the Fixed LIBOR Rate Option or Floating Rate Option in Dollars. Borrowings at the Fixed LIBOR Rate Option shall be subject to availability.

         (d) REVOLVING CREDIT NOTE(S). Revolving Credit Loans made by each Lender with respect to the Revolving Credit Facility shall be evidenced by promissory notes of the Borrower, one to each Lender, dated the date hereof (the "Revolving Credit Note(s)") in substantially the forms attached hereto as EXHIBIT A, with the blanks appropriately filled, payable to the order of such Lender in a face amount equal to such Lender's Revolving Credit Committed Amount.

         (e) MATURITY. To the extent not due and payable earlier, the Revolving Credit Loans shall be due and payable on the Revolving Credit Maturity Date.

2.02. COMMITMENT FEE; REDUCTION OF THE REVOLVING CREDIT COMMITTED AMOUNTS.
--------------------------------------------------------------------------

         (a) COMMITMENT FEE. The Borrower shall pay to the Agent for the account of each Lender a commitment fee (the "Commitment Fee") equal to the percentage per annum (based on a year of 360 days and actual days elapsed) calculated in the following matrix, for each day from and including the date hereof to but not including the Revolving Credit Maturity Date, on the average daily amount (not less than zero) by which such Lender's Revolving Credit Committed Amount on such day, exceeds the aggregate principal amount of Revolving Credit Loans (including, without limitation, outstanding Swing Line Advances) outstanding from such Lender. Such Commitment Fee shall be due and payable for the preceding period for which such fee has not been paid: (x) on every third (3rd) Regular Payment Date, (y) on the date of each reduction of the Revolving Credit Committed Amounts (whether optional or mandatory) on the amount so reduced and
(z) on the Revolving Credit Maturity Date. Payments due from the Borrower pursuant to clauses (x) and (z) of the preceding sentence shall be billed by the Agent to the Borrower in arrears for the applicable period and the Borrower shall pay the amount thereof in full within five (5) Business Days following receipt of such billing notice, the Borrower's obligations hereunder surviving the termination or expiration of this Agreement.


  APPLICABLE MARGIN RATIO (measured quarterly on rolling
                 four (4) quarter basis)                   COMMITMENT FEE

Greater than or equal to 4.00 but Less than 4.50                 0.25%

Greater than or equal to 3.25 but Less than 4.00                 0.25%

Greater than or equal to 2.25 but Less than 3.25               0.1875%

Greater than or equal to 1.00 but Less than 2.25                0.125%

                     Less than 1.00                             0.125%



         (b) REDUCTION OF THE REVOLVING CREDIT COMMITTED AMOUNTS. The Borrower may at any time or from time to time reduce Pro Rata the Revolving Credit Committed Amounts of the Lenders to an aggregate amount (which may be zero) not less than the sum of the unpaid principal amount of the Revolving Credit Loans then outstanding plus the aggregate undrawn face amount of all issued and outstanding (including, without limitation, outstanding Swing Line Advances) Letters of Credit hereunder, plus the principal amount of all Revolving Credit Loans (including, without limitation, Swing Line Advances) not yet made as to which notice has been given by the Borrower under SECTION 2.03 hereof. Any reduction of the Revolving Credit Committed Amount shall be in an aggregate amount of at least $1,000,000 and in integral multiples of $500,000 unless the Borrower reduces such sum to zero, in which case the aggregate amount shall be the entire remaining Revolving Credit Committed Amount. Reduction of the Revolving Credit Committed Amount shall be made by the Borrower providing not less than three (3) Business Days notice (which notice shall be irrevocable) to such effect to the Agent.

         (c) The Borrower hereby irrevocably authorizes the Agent, without further action or authorization by or notice to the Borrower to make payments of any amounts owing under this Section by debiting and automatically transferring any amounts from any account of Borrower now or hereafter established with Agent and for such purpose the Borrower hereby appoints the Agent as its appointed attorney-in-fact. Nothing contained in this paragraph (c) shall be deemed to obligate the Agent at any time to make any such debit, transfer and/or payment nor shall the Agent be liable to the Borrower or any other Person for any such debit, transfer and/or payment or its failure or refusal at any time to do so.



2.03. MAKING OF LOANS.
----------------------

         (a) Whenever the Borrower desires that the Lenders make Revolving Credit Loans other than Swing Line Advances, the Borrower shall either (i) provide Standard Notice to the Agent setting forth the following information or
(ii) provide the following information to the Agent by telephone on the date on which such Standard Notice is to be given, which shall promptly thereafter be confirmed in writing in accordance with the form of Standard Notice attached hereto as EXHIBIT H:

             (i) The date, which shall be a Business Day, on which such proposed Loans are to be made;

             (ii) The aggregate principal amount of such proposed Loans, and which shall be an integral multiple of $500,000 and not less than $1,000,000 with respect to each Fixed LIBOR Rate Loan.

             iii) The interest rate Option or Options selected in accordance with SECTION 2.04 hereof and the principal amounts of each Floating Rate Loan and each Fixed LIBOR Rate Loan and the Funding Period for each Fixed LIBOR Rate Loan.

The Agent shall promptly provide to each of the Lenders a copy of such Standard Notice or advise by telephone each Lender of such information and provide a copy of Borrower's written confirmation promptly after receipt thereof. Unless any applicable condition specified in ARTICLE IV hereof has not been satisfied, on the date specified in such Standard Notice or in such telephone advice, each Lender shall make the proceeds of its Loan available to the Agent at the Agent's Office, no later than 2:00 P.M., New York time, in funds immediately available at such Office. The Agent will make the funds so received available to the Borrower in funds immediately available pursuant to written wire transfer instructions to be provided by Borrower to the Agent together with the Standard Notice. No more than six (6) Fixed LIBOR Rate Loans with respect to Revolving Credit Loans shall be outstanding hereunder at any one time. Any telephone notice given pursuant to this SECTION 2.03 shall be deemed to include all certifications, representations and warranties of and by Borrower as set forth in the form of Standard Notice attached hereto as EXHIBIT F.

         (b)(i) Each Swing Line Advance, within the limits of the Swing Line Facility, shall be made either

                (A) Automatically ( an "Automatic Swing Line Advance") by the Swing Line Bank to the Agent in the event there exists at any time a Deficit Collected Balance in the account (the "Sweep Account") maintained by the Borrower with the Swing Line Bank under and pursuant to the Sweep Agreement, if any. (Such Automatic Swing Line Advance is hereby irrevocably authorized by the Borrower but it is understood and agreed that the Swing Line Bank shall not be obligated to make or permit to be made any Automatic Swing Line Advance if any applicable condition specified in ARTICLE IV hereof is or has not been satisfied as of the date of such Swing Line Advance and it is further understood and agreed that, in the event any such condition is not so satisfied, the making of any Automatic Swing Line Advance thereafter shall not constitute or be deemed to constitute a waiver of any such condition except as expressly acknowledged and agreed to in writing by the Swing Line Bank), or

                (B) On notice to the Swing Line Bank and the Agent by the Borrower, given not later than 10:00 A.M. (Rochester, New York time) on the date of the proposed Swing Line Advance (a `Notice of Swing Line Borrowing"). Each such Notice of Swing Line Borrowing shall be by telephone, confirmed immediately in writing, or telex or telecopier, specifying therein the requested amount of such Swing Line Advance. Any telephone Notice, and all written confirmations thereof, and all written Notices shall be deemed to include all certifications, representations and warranties of and by the Borrower as set forth in the form of Standard Notice attached hereto as EXHIBIT F as if the same were made or set forth in full therein and the Swing Line Bank shall have the right to rely upon the same in making any Swing Line Advance.

         (ii) Unless any applicable condition specified in ARTICLE IV hereof has not been satisfied on the date of the Swing Line Bank's receipt of the Notice of Swing Line Borrowing, the Swing Line Bank will make the amount of such Swing Line Advance available to the Agent at the Agent's Office, no later than 2:00 p.m. (Rochester, New York time) of the same Business Day, in funds immediately available at such Office and the Agent shall promptly make such funds available to the Borrower by crediting the Sweep Account.



         (iii) Notwithstanding anything to the contrary in this Agreement, each Swing Line Advance shall bear interest only at the Floating Rate Option in accordance with SECTION 2.04(a)(i) hereof.

         (iv) (A) Upon written demand by the Swing Line Bank, with a copy thereof to the Agent, each other Lender shall purchase from the Swing Line Bank, and the Swing Line Bank shall sell and assign to each such other Lender, as part of (and not in addition to) such other Lender's Revolving Credit Commitment hereunder, such other Lender's Pro Rata share of the aggregate amount of such outstanding Swing Line Advances as of the date of such demand and as set forth in such written demand by the Swing Line Bank. The Borrower hereby agrees to each and every such purchase, sale and assignment. Each such purchase from the Swing Line Bank hereunder shall constitute a Swing Line Advance by such other Lender under this Agreement and the outstanding principal amount of the Swing Line Advances made by the Swing Line Bank shall be reduced by such amount on such Business Day. Notwithstanding the foregoing, no such other Lender shall be obligated to make any such purchase of its Pro Rata share of any Swing Line Advances to the extent that the aggregate amount of the Revolving Credit Loans of such other Lender at any time outstanding (including, without limitation, any other outstanding Swing Line Advances hereunder) plus such other Lender's Pro Rata share of the aggregate undrawn face amount of all issued and outstanding Letters of Credit would exceed such other Lender's Revolving Credit Committed Amount at such time.



              (B) Each other Lender agrees to so purchase its Pro Rata share of such outstanding Swing Line Advances on (1) the Business Day on which demand therefor is made by the Swing Line Bank, provided that notice of such demand is given not later than 11:00 a.m.(Rochester, New York time) on such Business Day, or (2) the first Business Day next succeeding such demand if notice of such demand is given after such time. Each such other Lender shall purchase such Pro Rata by making available to the Agent for the account of the Swing Line Bank, by deposit to the Agent's account, in funds immediately available to the Agent, an amount equal to such Pro Rata share of the aggregate outstanding Swing Line Advances to be purchased by such Lender.



              (C) Upon any such purchase, sale and assignment by the Swing Line Bank hereunder, the Swing Line Bank represents and warrants to such other Lender that the Swing Line Bank is the legal and beneficial owner of such interest in and to the Swing Line Advances being assigned to it, but the Swing Line Bank makes no other representation or warranty (express or implied) of any kind or character and assumes no liability or responsibility whatsoever with respect to any such Swing Line Advances, the Loan Documents or any Loan Party.



2.04. INTEREST RATES.
---------------------

         (a) OPTIONAL BASES OF BORROWING. The unpaid principal amount of the Revolving Credit Loans shall bear interest for each day until due on one or more bases selected by the Borrower from among the interest rate options set forth below. Subject to the provisions and limitations of this Agreement, the Borrower may select different Options to apply simultaneously to different Revolving Credit Loans and may select different Funding Periods to apply simultaneously to different parts of each Fixed LIBOR Rate Loan.

             (i) FLOATING RATE OPTION. A rate per annum (computed on a basis of a year of 360 days and actual days elapsed) for each day equal to the Prime Rate plus or minus, as the case may be, the amount of basis points hereinafter set forth next to the Applicable Margin Ratio in effect as of the date the Floating Rate Option is selected by the Borrower or otherwise goes or remains in effect pursuant to this Agreement.

   APPLICABLE MARGIN RATIO (measured as of the
   date the Floating Rate Option selected by
   Borrower goes into effect or otherwise goes
   or remains in effect pursuant to                PLUS OR MINUS, AS INDICATED,
   this Agreement)                                 THE FOLLOWING BASIS POINTS:

Greater than or equal to 4.00 but Less than 4.50               25

Greater than or equal to 3.25 but Less than 4.00                0

Greater than or equal to 2.25 but Less than 3.25              -25

Greater than or equal to 1.00 but Less than 2.25           -37.50

                    Less than 1.00                            -50

                  (ii) FIXED LIBOR RATE OPTION. A rate per annum (based on a year of 360 days and actual days elapsed) for each day during the applicable Funding Period equal to the Fixed LIBOR Rate for such Funding Period plus the amount of basis points hereinafter set forth next to the Applicable Margin Ratio in effect as of the date the Fixed LIBOR Rate Option is selected by the Borrower (subject to the provisions of SECTION 2.09 hereinafter set forth):

   APPLICABLE MARGIN RATIO (measured as of the
   date the Fixed LIBOR Rate Option selected by
              Borrower goes into effect)              ADDITIONAL BASIS POINTS:

Greater than or equal to 4.00 but Less than 4.50                 215

Greater than or equal to 3.25 but Less than 4.00                 160

Greater than or equal to 2.25 but Less than 3.25              127.50

Greater than or equal to 1.00 but Less than 2.25              102.50

                      Less than 1.00                           77.50

                  The Agent shall give prompt notice to the Borrower and each Lender (in any event within ten (10) Business Days of its receipt of the quarterly financial statements or annual reports described in SECTION 5.01 hereof) of (i) the Floating Rate determined or adjusted in accordance with the definition of the Floating Rate, (ii) the Fixed LIBOR Rate determined or adjusted in accordance with the definition of the Fixed LIBOR Rate, and (iii) the Applicable Margin Ratio (and corresponding Basis Points added or subtracted) determined in accordance with the definition of the Applicable Margin Ratio based upon the information set forth in the most recent quarterly financial statements or annual reports described in SECTION 5.01 hereof, which determinations or adjustments shall be conclusive absent manifest error, each such determination or adjustment to be effective as of the first Business Day following the most recently concluded fiscal quarter.

B. TERM LOAN FACILITIES
-----------------------

2.05. TERM LOAN A.
------------------

         (a) TERM LOAN A COMMITMENT.

             (i) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees (such agreement being herein called such Lender's "Term Loan A Commitment") to make a loan ("Term Loan A") to the Borrower on the date hereof. Notwithstanding the obligations of the Agent, a Lender shall have no obligation to make Term Loan A to the extent that (x) the principal amount of the Term Loan A of such Lender would exceed such Lender's Term Loan A Committed Amount. Each Lender's "Term Loan A Committed Amount" shall be equal to the amount set forth as its Term Loan A Committed Amount below such Lender's name on the signature pages hereof.

             (ii) Notwithstanding anything to the contrary in the foregoing paragraph (i), at no time during the term of this Agreement shall the aggregate amount of the Lenders' Term Loan A Commitment, or the aggregate outstanding principal balance of Term Loan A, exceed $9,000,000.

         (b) NATURE OF CREDIT. Within the limits of time and amount set forth in this Section 2.05, and subject to the provisions of this Agreement, the Borrower may borrow and repay (but not reborrow) Term Loan A at the Fixed LIBOR Rate Option or Floating Rate Option in Dollars.

         (c) TERM LOAN A NOTE(S). The Term Loan A made by each Lender shall be evidenced by Term Loan A Note(s) of the Borrower (one to each Lender), dated the date hereof (the "Term Loan A Note(s)") in substantially the forms attached hereto as EXHIBIT C, with the blanks appropriately filled, payable to the order of such Lender in the principal amount equal to such Lender's Term Loan A Committed Amount.

         (d) PAYMENT TERMS. The Borrower shall make on every third (3rd) Regular Payment Date payments of principal to the Lenders with respect to the Term Loan A in the aggregate amount of $500,000 until the Term Loan A Maturity Date, at which time the entire outstanding principal balance, all accrued interest and all other sums due from the Borrower shall be fully due and payable. The Borrower hereby irrevocably authorizes the Agent, without further action or authorization by or notice to the Borrower, to make payments of any amounts owing under this Section by debiting and automatically transferring any amounts from any account of Borrower now or hereafter established with Agent and for such purpose, the Borrower hereby appoints the Agent as its agent and attorney-in-fact. Nothing contained herein shall be deemed to obligate the Agent at any time to make any such debit, transfer and/or payment nor shall the Agent be liable to the Borrower or any other Person for any such debit, transfer or payment or its failure or refusal at any time to do so.

2.06. INTEREST RATES.
---------------------

         The unpaid principal amount of the Term Loan A shall bear interest for each day until due on the basis selected by the Borrower from between the interest rate options set forth below.

             (i) FLOATING RATE OPTION. A rate per annum (computed on a basis of a year of 360 days and actual days elapsed) for each day equal to the Prime Rate plus or minus, as the case may be, the amount of basis points hereinafter set forth next to the Applicable Margin Ratio in effect as of the date the Floating Rate Option is selected by the Borrower or otherwise goes or remains in effect pursuant to this Agreement.

   APPLICABLE MARGIN RATIO (measured as of the date the Floating Rate Option selected by Borrower goes into effect or otherwise goes or remains in effect pursuant to this Agreement) PLUS OR MINUS, AS INDICATED,
                                                    THE FOLLOWING BASIS POINTS:

   Greater than or equal to  4.00 but Less than  4.50           25

   Greater than or equal to  3.25 but Less than  4.00            0

   Greater than or equal to  2.25 but Less than  3.25          -25

   Greater than or equal to  1.00 but Less than  2.25       -37.50

                       Less than 1.00                          -50

             (ii) FIXED LIBOR RATE OPTION. A rate per annum (based on a year of 360 days and actual days elapsed) for each day during the applicable Funding Period equal to the Fixed LIBOR Rate for such Funding Period plus the amount of basis points hereinafter set forth next to the Applicable Margin Ratio in effect as of the date the Fixed LIBOR Rate Option is selected by the Borrower (subject to the provisions of SECTION 2.09 hereinafter set forth):

   APPLICABLE MARGIN RATIO (measured as of the
   date the Fixed LIBOR Rate Option selected
   by Borrower goes into effect)                        ADDITIONAL BASIS POINTS:

   Greater than or equal to 4.00 but Less than 4.50               215

   Greater than or equal to 3.25 but Less than 4.00               160

   Greater than or equal to 2.25 but Less than 3.25            127.50

   Greater than or equal to 1.00 but Less than 2.25            102.50

                      Less than 1.00                            77.50

                  The Agent shall give prompt notice to the Borrower and each Lender (in any event within ten (10) Business Days of its receipt of the quarterly financial statements or annual reports described in SECTION 5.01 hereof) of (i) the Floating Rate determined or adjusted in accordance with the definition of the Floating Rate, (ii) the Fixed LIBOR Rate determined or adjusted in accordance with the definition of the Fixed LIBOR Rate, and (iii) the Applicable Margin Ratio (and corresponding Basis Points added or subtracted) determined in accordance with the definition of the Applicable Margin Ratio based upon the information set forth in the most recent quarterly financial statements or annual reports described in SECTION 5.01 hereof, which determinations or adjustments shall be conclusive absent manifest error, each such determination or adjustment to be effective as of the first Business Day following the most recently concluded fiscal quarter.

2.07. TERM LOAN B.
------------------

         (a) TERM LOAN B COMMITMENT.

             (i) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees (such agreement being herein called such Lender's "Term Loan B Commitment") to make a loan ( "Term Loan B") to the Borrower on the date hereof. Notwithstanding the obligations of the Agent, a Lender shall have no obligation to make Term Loan B to the extent that (x) the principal amount of the Term Loan B of such Lender would exceed such Lender's Term Loan B Committed Amount. Each Lender's "Term Loan B Committed Amount" shall be equal to the amount set forth as its Term Loan B Committed Amount below such Lender's name on the signature pages hereof.

             (ii) Notwithstanding anything to the contrary in the foregoing paragraph at no time during the term of this Agreement shall the aggregate amount of the Lenders' Term Loan B Commitment, or the aggregate outstanding principal balance of Term Loan B, exceed $8,000,000.

         (b) NATURE OF CREDIT. Within the limits of time and amount set forth in this SECTION 2.07, and subject to the provisions of this Agreement, the Borrower may borrow and repay (but not reborrow) Term Loan B at the Fixed LIBOR Rate Option or Floating Rate Option in Dollars.

         (c) TERM LOAN B NOTE(S). The Term Loan B made by each Lender shall be evidenced by Term Loan B Note(s) of the Borrower (one to each Lender), dated the date hereof (the "Term Loan B Note(s)") in substantially the forms attached hereto as EXHIBIT D, with the blanks appropriately filled, payable to the order of such Lender in the principal amount equal to such Lender's Term Loan B Committed Amount.

         (d) PAYMENT TERMS. The Borrower shall make payments of interest only as hereinafter provided to and including April 1, 2001. Thereafter, in addition to the payments of interest as hereafter provided, the Borrower shall make on every third (3rd) Regular Payment Date payments of principal to the Lenders with respect to the Term Loan B in the aggregate amount sufficient to fully amortize the outstanding principal balance of the Term Loan B as of June 1, 2001 over the remainder of the term of Term Loan B until the Term Loan B Maturity Date, at which time the entire outstanding principal balance, all accrued interest and all other sums due from the Borrower shall be fully due and payable. The Borrower hereby irrevocably authorizes the Agent, without further action or authorization by or notice to the Borrower, to make payments of any amounts owing under this Section by debiting and automatically transferring any amounts from any account of Borrower now or hereafter established with Agent and for such purpose, the Borrower hereby appoints the Agent as its agent and attorney-in-fact. Nothing contained herein shall be deemed to obligate the Agent at any time to make any such debit, transfer and/or payment nor shall the Agent be liable to the Borrower or any other Person for any such debit, transfer or payment or its failure or refusal at any time to do so.

2.08. INTEREST RATES FOR TERM LOAN B.
-------------------------------------

         The unpaid principal amount of the Term Loan B shall bear interest for each day until due on the basis selected by the Borrower from between the interest rate options set forth below:

                  (i) FLOATING RATE OPTION. A rate per annum (computed on a basis of a year of 360 days and actual days elapsed) for each day equal to the Prime Rate plus or minus, as the case may be, the amount of basis points hereinafter set forth next to the Applicable Margin Ratio in effect as of the date the Floating Rate Option is (A) selected by the Borrower or (B) otherwise goes or remains in effect pursuant to this Agreement:

 APPLICABLE MARGIN RATIO (measured as of the
date the Floating Rate Option is selected by
Borrower or otherwise goes or remains in
effect pursuant to this Agreement)                PLUS OR MINUS, AS INDICATED,
                                                  THE FOLLOWING BASIS POINTS:

Greater than or equal to 4.00 but Less than 4.50               50

Greater than or equal to 3.25 but Less than 4.00             37.5

Greater than or equal to 2.25 but Less than 3.25             12.5

Greater than or equal to 1.00 but Less than 2.25                0

                    Less than 1.00                          -12.5

Such interest rate shall change automatically from time to time effective as of the effective date of each change in the Prime Rate and each change in the Applicable Margin Ratio.

                  (ii) FIXED LIBOR RATE OPTION. A rate per annum (based on a year of 360 days and actual days elapsed) for each day during the applicable Funding Period equal to the Fixed LIBOR Rate for such Funding Period plus the amount of basis points hereinafter set forth next to the Applicable Margin Ratio in effect as of the date the Fixed LIBOR Rate Option is selected by the Borrower (subject to the provisions of SECTION 2.09 hereinafter set forth):

   APPLICABLE MARGIN RATIO (measured as of the
date the Fixed LIBOR Rate Option selected by
Borrower goes into effect)                             ADDITIONAL BASIS POINTS:

Greater than or equal to 4.00 but Less than 4.50                  275

Greater than or equal to 3.25 but Less than 4.00                  215

Greater than or equal to 2.25 but Less than 3.25                  190

Greater than or equal to 1.00 but Less than 2.25                  165

                    Less than 1.00                                140

The Agent shall give prompt notice to the Borrower and each Lender (in any event within ten (10) Business Days of its receipt of the quarterly financial statements or annual reports described in SECTION 5.01 hereof) of (i) the Floating Rate determined or adjusted in accordance with the definition of the Floating Rate, (ii) the Fixed LIBOR Rate determined or adjusted in accordance with the definition of the Fixed LIBOR Rate, and (iii) the Applicable Margin Ratio (and corresponding Basis Points added or subtracted) determined in accordance with the definition of the Applicable Margin Ratio based upon the information set forth in the most recent quarterly financial statements or annual reports described in SECTION 5.01 hereof, which determinations or adjustments shall be conclusive absent manifest error, each such determination or adjustment to be effective as of the first Business Day following the most recently concluded fiscal quarter.

C. ADDITIONAL PROVISIONS RELATING TO ALL CREDITS AND LOANS
----------------------------------------------------------

2.09. FIXED LIBOR RATE PROVISIONS.
----------------------------------

         (a) FUNDING PERIODS. At any time when the Borrower shall select, convert to or renew the Fixed LIBOR Rate Option to apply to any Loan, the Borrower shall specify one or more periods (the "Funding Periods") during which each such Option shall apply, which Funding Period may be one, two, three or six months ("Fixed LIBOR Rate Funding Period"); PROVIDED, that:

             (i) Each Fixed LIBOR Rate Funding Period shall begin on a London Business Day, and the term "month", when used in connection with a Fixed LIBOR Funding Rate Funding Period, shall be construed in accordance with prevailing practices in the interbank Fixed LIBOR market at the commencement of such Fixed LIBOR Rate Funding Period, as determined in good faith by the Agent (which determination shall be conclusive if made in good faith, after applying reasonable commercial standards and absent manifest error);

             (ii) Borrower may not select a Funding Period that would end after the Revolving Credit Maturity Date with respect to the Revolving Credit Loan, Term Loan A Maturity Date, with respect to Term Loan A, or Term Loan B Maturity Date, with respect to Term Loan B;

             (iii) Borrower shall, in selecting any Funding Period, allow for foreseeable mandatory prepayments of any Loans, if any.

         (b) INABILITY TO DETERMINE INTEREST RATE. If prior to the first day of any Funding Period:

             (i) the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that adequate and reasonable means do not exist for ascertaining the Fixed LIBOR Rate, or

             (ii) Dollar deposits in the principal amounts of Fixed LIBOR Loans to which such Funding Period is to be applicable are not generally available in the London interbank market, then, in any such event, the Agent shall give notice to the Borrower and the Lenders by fax or telephone as soon as practicable thereafter. If such notice is given, (1) any Fixed LIBOR Loans requested to be made on the first day of such Funding Period shall be made as Floating Rate Loans and (2) any Loans that were to have been converted to or continued as Fixed LIBOR Loans on the first day of such Funding Period shall be converted to or continued as Floating Rate Loans. Until such notice has been withdrawn by the Agent, no Loans shall be made as or converted to or continued as Fixed LIBOR Loans.

         (c) INCREASE IN EUROCURRENCY RESERVE REQUIREMENTS.

             At any time when the Borrower may select, convert to or renew the Fixed LIBOR Rate Option to apply to any Loan, if the Eurocurrency Reserve Requirements have increased over the Eurocurrency Reserve Requirements as of the Closing Date, so that the Fixed LIBOR Rate then available to Borrower exceeds the Fixed LIBOR Rate that, notwithstanding such increase, would have been available to Borrower, Borrower may, in lieu of the Fixed LIBOR Rate, select the rate then in effect for 13-week bills offered by the United States Department of the Treasury, plus (i) the number of basis points set forth next to the Applicable Margin Ratio in effect as of such date set forth in Section 2.04(a)(ii), 2.06(a)(ii), or 2.08(ii), as applicable, plus (ii) an additional fifty basis points.

2.10. CONVERSION OR RENEWAL OF INTEREST RATE OPTIONS.
-----------------------------------------------------

         (a) CONVERSION OR RENEWAL. Subject to the provisions of SECTIONS 2.01(b), 2.05(b), 2.07(b) and 2.16(b) hereof, and if no Event of Default or Potential Default shall have occurred and be continuing or shall exist the Borrower may convert any Loan from any interest rate Option or Options to one or more interest rate Options (excepting, however, Term Loan A and Term Loan B, each of which shall be converted only from one interest rate Option to one other interest rate Option and excepting further any Swing Line Advance which shall at all times bear interest at the Floating Rate Option) and may renew the Fixed LIBOR Rate Option as to any Loan at any time with respect to conversion from the Floating Rate Option, or at the expiration of any Funding Period with respect to conversions from or renewals of the Fixed LIBOR Rate Option. Whenever the Borrower desires to convert or renew any interest rate Option or Options, Borrower shall provide to the Agent Standard Notice setting forth the following information:

                           (w) The date, which shall be a Business Day, on which
the proposed conversion or renewal is to be made;

                           (x) The principal amounts of each Floating Rate Loan
and of each Fixed LIBOR Rate Loan, as the case may be, to be converted from or renewed; and

                           (y) The interest rate Option or Options selected in
accordance with SECTIONS 2.04, 2.06 AND 2.08 hereof and the principal amounts of the Floating Rate Loan and each Fixed LIBOR Rate Loan, as the case may be, to be converted; and

                           (z) With respect to each Fixed LIBOR Rate Loan to be
converted or renewed, the Funding Period selected in accordance with SECTION
2.09 (a) hereof to apply to such Loan.

Standard Notice having been so provided, after the date specified in such Standard Notice, interest shall be calculated upon the principal amount of the Loans as so converted or renewed. Interest on the principal amount of any part of the Loans converted or renewed (automatically or otherwise) shall be due and payable on the conversion or renewal date.

         (b) FAILURE TO CONVERT OR RENEW. Absent due notice from the Borrower of conversion or renewal in the circumstances described in SECTION 2.10(a) hereof, any part of the Fixed LIBOR Rate Loan for which such notice is not received shall be converted automatically to the Floating Rate Option on the last day of the expiring Funding Period.

2.11. PREPAYMENTS GENERALLY.
----------------------------

         Whenever the Borrower desires or is required to prepay any part of its Loans other than Swing Line Advances, it shall provide Standard Notice to the Agent setting forth the following information:

         (a) The date, which shall be a Business Day, on which the proposed prepayment is to be made; and

         (b) The total principal amount of such prepayment, as well as the sum of the principal amounts of each Floating Rate Loan and each Fixed LIBOR Rate Loan to be repaid.

Standard Notice having been so provided, on the date specified in such Standard Notice, the principal amounts of the Floating Rate Loan and each Fixed LIBOR Rate Loan specified in such notice, together with interest and Funding Breakage Indemnity, if applicable, on each such principal amount to such date, shall be due and payable.

2.12. OPTIONAL PREPAYMENTS.
---------------------------

         The Borrower shall have the right at their option from time to time to prepay its Loans in whole or part without premium or penalty:

         (a) At any time with respect to any part of any Floating Rate Loan; or

         (b) At the expiration of any Funding Period with respect to prepayment of a Fixed LIBOR Rate Loan.

Any such prepayment shall be made in accordance with SECTION 2.11 hereof.

2.13. OTHER REPAYMENTS.
-----------------------

         (a) Mandatory Repayments. If at any time the aggregate outstanding principal amount of Revolving Credit Loans (including, without limitation, any Swing Line Advances), Term Loan A or Term Loan B shall exceed the Lenders' Revolving Credit Commitment, Term Loan A Commitment or Term Loan B Commitment, as the case may be, the Borrower with respect to such Loans shall repay on the next succeeding Business Day (with respect to a Floating Rate Loan) or expiration of the Funding Period (with respect to a Fixed LIBOR Rate Loan) the entire amount of such excess. The Borrower hereby irrevocably authorizes the Agent to make payments to the Lenders of any amounts owing under this Section by debiting and automatically transferring any amounts without further action or authorization by or notice to Borrower, from any account of Borrower now or hereafter established with Agent. The Borrower hereby irrevocably authorizes the Agent, without further action or authorization by or notice to the Borrower, to make payments of any amounts owing under this Section by debiting and automatically transferring any amounts from any account of Borrower now or hereafter established with Agent and for such purpose, the Borrower hereby appoints the Agent as its agent and attorney-in-fact. Nothing contained herein shall be deemed to obligate the Agent at any time to make any such debit, transfer and/or payment nor shall the Agent be liable to the Borrower or any other Person for any such debit, transfer or payment or its failure or refusal at any time to do so.

         (b) Swing Line Repayments. To the extent there is an Excess Collected Balance in the Lead Account under the Sweep Agreement, if one is in effect between the Borrower and the Swing Line Bank at any applicable time, the Borrower hereby irrevocably authorizes the Agent, without further action or authorization by or notice to Borrower, to automatically transfer the Excess Collected Balance to repayment of any outstanding Swing Line Advances. The Borrower hereby irrevocably authorizes the Agent, without further action or authorization by or notice to the Borrower, to make payments of any amounts owing under this Section by debiting and automatically transferring any amounts from any account of Borrower now or hereafter established with Agent and for such purpose, the Borrower hereby appoints the Agent as its agent and attorney-in-fact. Nothing contained herein shall be deemed to obligate the Agent at any time to make any such debit, transfer and/or payment nor shall the Agent be liable to the Borrower or any other Person for any such debit, transfer or payment or its failure or refusal at any time to do so.



2.14. INTEREST PAYMENT DATES.
-----------------------------

         Interest on each Floating Rate Loan (except if Term Loan A is at any time a Floating Rate Loan) shall be due and payable on each Regular Payment Date. If Term Loan A is at any time a Floating Rate Loan, interest on such Loan shall be due and payable on each third (3rd) Regular Payment Date following the establishment, conversion or the renewal of Term Loan A as a Floating Rate Loan. Interest on each Fixed LIBOR Rate Loan (other than the Term Loan) shall be due and payable on the last day of the corresponding Fixed LIBOR Rate Funding Period and, if such Fixed LIBOR Rate Funding Period is longer than three months, also every third month during such Funding Period. After maturity of any part of the Loans (by acceleration or otherwise), interest on such part of the Loans shall be due and payable on demand. The Borrower hereby irrevocably authorizes the Agent, without further action or authorization by or notice to the Borrower, to make payments to the Lenders of any amounts owing under this Section by debiting and automatically transferring any amounts from any account of Borrower now or hereafter established with Agent. The Borrower hereby irrevocably authorizes the Agent, without further action or authorization by or notice to the Borrower, to make payments of any amounts owing under this Section by debiting and automatically transferring any amounts from any account of Borrower now or hereafter established with Agent and for such purpose, the Borrower hereby appoints the Agent as its agent and attorney-in-fact. Nothing contained herein shall be deemed to obligate the Agent at any time to make any such debit, transfer and/or payment nor shall the Agent be liable to the Borrower or any other Person for any such debit, transfer or payment or its failure or refusal at any time to do so.

2.15. PRO RATA TREATMENT; PAYMENTS GENERALLY; INTEREST ON OVERDUE AMOUNTS.
--------------------------------------------------------------------------

         (a) PRO RATA TREATMENT. (i) Each borrowing and conversion and renewal of interest rate Options hereunder shall be made, and all payments made in respect of principal and interest due from the Borrower hereunder or under the Notes shall be applied, Pro Rata from and to each Lender, except payments to a Demanding Lender pursuant to SECTION 2.18(a). The failure of any Lender to make a Loan shall not relieve the Agent of its obligations hereunder or any other Lender of its obligation to lend hereunder, but neither the Agent nor any Lender shall be responsible for the failure of any other Lender to make a Loan, except as expressly set forth in Section 2.01(a)(ii) with respect to the Agent's obligations to make Revolving Credit Loans.

             (ii) As used herein, the following terms shall have the meanings set forth below:

                  (A) "DEFAULTING LENDER" shall mean any Lender which (x) does not advance to the Agent such Lender's pro rata share of a Loan in accordance herewith after notice of such failure from Agent, (y) shall otherwise fail to perform such Lender's obligations under the Loan Documents after notice of such failure from Agent, or (z) shall fail to pay the Agent, or any other Lender, as the case may be, upon demand, such Lender's pro rata share of any costs, expenses or disbursements incurred or made by the Agent pursuant to the terms of the Loan Documents, and in all cases, such failure is not as a result of a good faith dispute as to whether such advance is properly required to be made pursuant to the provisions of this Agreement, or as to whether such other performance or payment is properly required pursuant to the provisions of this Agreement.

                  (B) "JUNIOR CREDITOR" means any Defaulting Lender which has not (x) fully cured each and every default on its part under the Loan Documents and (y) unconditionally tendered to the Agent such Defaulting Lender's pro rata share of all costs, expenses and disbursements required to be paid or reimbursed pursuant to the terms of the Loan Documents.

                  (C) "PAYMENT IN FULL" means, as of any date, the receipt by the Lenders who are not Junior Creditors of an amount of cash, in Dollars, sufficient to indefensibly pay in full all Senior Debt.

                  (D) "SENIOR DEBT" means (x) collectively, any and all indebtedness, obligations and liabilities of the Borrower to the Lenders who are not Junior Creditors from time to time, whether fixed or contingent, direct or indirect, joint or several, due or not due, liquidated or unliquidated, determined or undetermined, arising by contract, operation of law or otherwise, whether on open account or evidenced by one or more instruments, and whether for principal, premium, interest (including, without limitation, interest accruing after the filing of a petition initiating any proceeding referred to in SECTION 7.01(n) hereof), reimbursement for fees, indemnities, costs, expenses or otherwise, which arise under, in connection with or in respect of the Loans or the Loan Documents, and (y) any and all deferrals, renewals, extensions and refundings of, or amendments, restatements, rearrangements, modifications or supplements to, any such indebtedness, obligation or liability.

                  (E) "JUNIOR DEBT" means (x) any and all indebtedness, obligations and liabilities of Borrower to one or more Junior Creditors from time to time, whether fixed or contingent, direct or indirect, joint or several, due or not due, liquidated or unliquidated, determined or undetermined, arising by contract, operation of law or otherwise, whether on open account or evidenced by one or more instruments, and whether for principal, premium, interest (including, without limitation, interest accruing after the filing of a petition initiating any proceeding referred to in SECTION 7.01(n) hereof), reimbursement for fees, indemnities, costs, expenses or otherwise, which arise under, in connection with or in respect of the Loans or the Loan Documents, and (y) any and all deferrals, renewals, extensions and refundings of, or amendments, restatements, rearrangements, modifications or supplements to, any such indebtedness, obligation or liability.

             (iii) Immediately upon a Lender's becoming a Junior Creditor, no Junior Creditor shall, prior to Payment in Full of all Senior Debt:

                  (A) accelerate, demand payment of, sue upon, collect, or receive any payment upon, in any manner, or satisfy or otherwise discharge, any Junior Debt, whether for principal, interest and otherwise;

                  (B) take or enforce any Liens to secure Junior Debt or attach or levy upon any assets of Borrower, to enforce any Junior Debt;

                  (C) enforce or apply any security for any Junior Debt; or

                  (D) incur any debt or liability, or the like, to, or receive any loan, return of capital, advance, gift or any other property, from, the Borrower.

             (iv) In the event of:

                  (A) any insolvency, bankruptcy, receivership, liquidation, dissolution, reorganization, readjustment, composition or other similar proceeding relating to Borrower;

                  (B) any liquidation, dissolution or other winding-up of the Borrower, voluntary or involuntary, whether or not involving insolvency, reorganization or bankruptcy proceedings;

                  (C) any assignment by the Borrower for the benefit of creditors;

                  (D) any sale or other transfer of all or substantially all assets of the Borrower; or

                  (E) any other marshalling of the assets of the Borrower;

each of the Lenders shall first have received Payment in Full of all Senior Debt before any payment or distribution, whether in cash, securities or other property, shall be made in respect of or upon any Junior Debt. Any payment or distribution, whether in cash, securities or other property that would otherwise be payable or deliverable in respect of Junior Debt to any Junior Creditor but for this Agreement shall be paid or delivered directly to the Agent for distribution to the Lenders in accordance with this Agreement until Payment in Full of all Senior Debt. If any Junior Creditor receives any such payment or distribution, it shall promptly pay over or deliver the same to the Agent for application in accordance with the preceding sentence.

             (v) Each Junior Creditor shall file in any bankruptcy or other proceeding of Borrower in which the filing of claims is required by law, all claims relating to Junior Debt that such Junior Creditor may have against Borrower and assign to the Lenders who are not Junior Creditors all rights of such Junior Creditor thereunder. If such Junior Creditor does not file any such claim prior to forty-five (45) days before the expiration of the time to file such claim, the Agent, as attorney-in-fact for such Junior Creditor, is hereby irrevocably authorized to do so in the name of such Junior Creditor or, in the Agent's sole discretion, to assign the claim to a nominee and to cause proof of claim to be filed in the name of such nominee. The foregoing power of attorney is coupled with an interest and cannot be revoked. The Agent shall, to the exclusion of each Junior Creditor, have the sole right, subject to SECTION 9.03 hereof, to accept or reject any plan proposed in any such proceeding and to take any other action that a party filing a claim is entitled to take. In all such cases, whether in administration, bankruptcy or otherwise, the Person or Persons authorized to pay such claim shall pay to the Agent the amount payable on such claim and, to the full extent necessary for that purpose, each Junior Creditor hereby transfers and assigns to the Agent all of the Junior Creditor's rights to any such payments or distributions to which Junior Creditor would otherwise be entitled.

             (vi) (A) If any payment or distribution of any character or any security, whether in cash, securities or other property, shall be received by any Junior Creditor in contravention of any of the terms hereof, such payment or distribution or security shall be received in trust for the benefit of, and shall promptly be paid over or delivered and transferred to, the Agent for application to the payment of all Senior Debt, to the extent necessary to achieve Payment in Full. In the event of the failure of any Junior Creditor to endorse or assign any such payment, distribution or security, the Agent is hereby irrevocably authorized to endorse or assign the same as attorney-in-fact for such Junior Creditor.

                  (B) Each Junior Creditor shall take such action (including, without limitation, the execution and filing of a financing statement with respect to this Agreement and the execution, verification, delivery and filing of proofs of claim, consents, assignments or other instructions that the Agent may require from time to time in order to prove or realize upon any rights or claims pertaining to Junior Debt or to effectuate the full benefit of the subordination contained herein) as may, in the Agent's sole and absolute discretion, be necessary or desirable to assure the effectiveness of the subordination effected by this Agreement.

            (vii) (A) Each Lender that becomes a Junior Creditor understands and acknowledges by its execution hereof that each other Lender is entering into this Agreement and the Loan Documents in reliance upon the absolute subordination in right of payment and in time of payment of Junior Debt to Senior Debt as set forth herein.

                  (B) Only upon the Payment in Full of all Senior Debt shall any Junior Creditor be subrogated to any remaining rights of the Lenders which are not Defaulting Lenders to receive payments or distributions of assets of the Borrower made on or applicable to any Senior Debt.

                  (C) Each Junior Creditor agrees that it will deliver all instruments or other writings evidencing any Junior Debt held by it to the Agent, promptly after request therefor by the Agent.

                  (D) No Junior Creditor may at any time sell, assign or otherwise transfer any Junior Debt, or any portion thereof, including, without limitation, the granting of any Lien thereon, unless and until satisfaction of the requirements of SECTION 9.14 hereof and the proposed transferee shall have assumed in writing the obligation of the Junior Creditor to the Lenders under this Agreement, in a form acceptable to the Agent.

                  (E) If any of the Senior Debt should be invalidated, avoided or set aside, the subordination provided for herein nevertheless shall continue in full force and effect and, as between the Lenders which are not Defaulting Lenders and all Junior Creditors, shall be and be deemed to remain in full force and effect.

                    (F) Each Junior Creditor hereby irrevocably waives, in respect of Junior Debt, all rights (x) under Sections 361 through 365, 502(e) and 509 of the Bankruptcy Code (or any similar sections hereafter in effect under any other Federal or state laws or legal or equitable principles relating to bankruptcy, insolvency, reorganizations, liquidations or otherwise for the relief of debtors or protection of creditors), and (y) to seek or obtain conversion to a different type of proceeding or to seek or obtain dismissal of a proceeding, in each case in relation to a bankruptcy, reorganization, insolvency or other proceeding under similar laws with respect to the Borrower. Without limiting the generality of the foregoing, each Junior Creditor hereby specifically waives (1) the right to seek to give credit (secured or otherwise) to the Borrower in any way under Section 364 of the Bankruptcy Code unless the same is subordinated in all respects to Senior Debt in a manner acceptable to the Agent in its sole and absolute discretion and (2) the right to receive any collateral security (including any "super priority" or equal or "priming" or replacement Lien) for any Junior Debt unless the Lenders which are not Defaulting Lenders have received a senior position acceptable to the Lenders in their sole and absolute discretion to secure all Senior Debt (in the same collateral to the extent collateral is involved).

             (viii) (A) In addition to and not in limitation of the subordination effected by this SECTION 2.15, the Agent and each of the Lenders which are not Defaulting Lenders may in their respective sole and absolute discretion, also exercise any and all other rights and remedies available at law or in equity in respect of a Defaulting Lender; and

                    (B) The Agent shall give each of the Lenders notice of the occurrence of a default under this SECTION 2.15 by a Defaulting Lender and if the Agent and/or one or more of the other Lenders shall, at their option, fund any amounts required to be paid or advanced by a Defaulting Lender, the other Lenders who have elected not to fund any portion of such amounts shall not be liable for any reimbursements to the Agent and/or to such other funding Lenders.

             (ix) Notwithstanding anything to the contrary contained or implied herein, a Defaulting Lender shall not be entitled to vote on any matter as to which a vote by the Lenders is required hereunder, including, without limitation, any actions or consents on the part of the Agent as to which the approval or consent of all the Lenders or the Required Lenders is required, so long as such Lender is a Defaulting Lender; PROVIDED, HOWEVER, that in the case of any vote requiring the unanimous consent of the Lenders, if all the Lenders other than the Defaulting Lender shall have voted in accordance with each other, then the Defaulting Lender shall be deemed to have voted in accordance with such Lenders.

             (x) Each of the Agent and any one or more of the Lenders which are not Defaulting Lenders may, at their respective option, (i) advance to the Borrower such Lender's pro rata share of the Loans not advanced by a Defaulting Lender in accordance with the Loan Documents, or (ii) pay to the Agent such Lender's pro rata share of any costs, expenses or disbursements incurred or made by the Agent pursuant to the terms of this Agreement not theretofore paid by a Defaulting Lender. Immediately upon the making of any such advance by the Agent or any one of the Lenders, such Lender's pro rata share and the pro rata share of the Defaulting Lender shall be recalculated to reflect such advance. All payments, repayments and other disbursements of funds by the Agent to Lenders shall thereupon and, at all times thereafter be made in accordance with such Lender's recalculated pro rata share unless and until a

Defaulting Lender shall fully cure all defaults on the part of such Defaulting Lender under the Loan Documents or otherwise existing in respect of the Loans or this Agreement, at which time the pro rata share of the Lender(s) which advanced sums on behalf of the Defaulting Lender and of the Defaulting Lender shall be restored to their original percentages.

         (b) PAYMENTS GENERALLY. Except for payments and prepayments of Swing Line Advances, all payments and prepayments to be made by the Borrower in respect of principal, interest, fees, indemnity, expenses or other amounts due from the Borrower hereunder or under any Loan Document shall be payable in Dollars at or prior to 12:00 o'clock noon, New York time, on the day when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived (except as provided herein), and a cause of action therefor shall immediately accrue, without setoff, counterclaim, withholding or other deduction of any kind or nature. Except for payments under SECTIONS 2.16 and 8.07 hereof, such payments shall be made to the Agent at its Office in Dollars in funds immediately available at such Office, and payments under SECTIONS 2.16 and 8.07 hereof shall be made to the Agent at such domestic account as it shall specify to the Borrower from time to time in funds immediately available at such account. Any payment or prepayment received by the Agent after 12:00 o'clock noon, New York time, on any day shall be deemed to have been received on the next succeeding Business Day. The Borrower hereby irrevocably authorizes the Agent, without further action or authorization by or notice to the Borrower, to make payments to the Lenders of any amounts owing under this Section by debiting and automatically transferring any amounts from any account of Borrower now or hereafter established with Agent. The Borrower hereby irrevocably authorizes the Agent, without further action or authorization by or notice to the Borrower, to make payments of any amounts owing under this Section by debiting and automatically transferring any amounts from any account of Borrower now or hereafter established with Agent and for such purpose, the Borrower hereby appoints the Agent as its agent and attorney-in-fact. Nothing contained herein shall be deemed to obligate the Agent at any time to make any such debit, transfer and/or payment nor shall the Agent be liable to the Borrower or any other Person for any such debit, transfer or payment or its failure or refusal at any time to do so.

         (c) PAYMENTS DUE ON DAY OTHER THAN BUSINESS DAY. If any payment hereunder (other than payments on Fixed LIBOR Rate Loans) becomes due and payable on a day other than a Business Day, such payment date shall be extended to the next succeeding Business Day, and interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Fixed LIBOR Rate Loan becomes due and payable on a day other than a London Business Day, the maturity thereof shall be extended to the next succeeding London Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding London Business Day.

         (d) INTEREST ON OVERDUE AMOUNTS. To the extent permitted by law, after there shall have become due (by acceleration or otherwise) principal, interest, fees, indemnity, expenses or any other amounts due from the Borrower or any Guarantor hereunder or under any other Loan Document, such amounts shall bear interest for each day until paid (before and after judgment), payable on demand, at a rate per annum (in each case based on a year of 360 days and actual days elapsed) which for each day shall be equal to two percent (2%) above the then-current Prime Rate.

         (e) LATE PAYMENT CHARGES. To the extent permitted by law, any payment due from the Borrower or any Guarantor hereunder or under any other Loan Document which is not received by the Agent within fifteen (15) days after the date due shall be subject, in addition to all other sums due hereunder or any other Loan Document, to a late payment charge equal to five percent (5%) of the amount of such overdue payment which late payment charge shall, without further notice or demand, be immediately due and payable by the Borrower.

To the extent permitted by law, interest accrued on any amount which has become due hereunder or under any Loan Document shall compound on a day-by-day basis, and hence shall be added daily to the overdue amount to which such interest relates.

2.16. ADDITIONAL COMPENSATION IN CERTAIN CIRCUMSTANCES.
-------------------------------------------------------

         (a) INCREASED COSTS OR REDUCED RETURN RESULTING FROM TAXES, RESERVES, CAPITAL ADEQUACY REQUIREMENTS, EXPENSES, ETC. If after the date hereof any Law or guideline or interpretation or application thereof by any United States Governmental Authority charged with the interpretation or administration thereof or compliance with any request or directive of any United States Governmental Authority (whether or not having the force of law):

             (i) subjects any Lender to any tax or changes the basis of taxation with respect to this Agreement, the Notes, the Loans or payments by the Borrower of principal, interest, commitment fee or other amounts due from the Borrower hereunder or under the Notes (except for taxes on the overall net income or overall gross receipts of the Lender imposed by the jurisdictions (federal, state and local) in which the Lender's principal office is located),

             (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, assets (funded or contingent) of, deposits with or for the account of, other acquisitions of funds by, any Lender (other than requirements expressly included herein in the determination of the Fixed LIBOR Rate hereunder),

             (iii) imposes, modifies or deems applicable any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or credits or commitments to extend credit extended by, any Lender or (B) otherwise applicable to the obligations of any Lender under this Agreement, or

             (iv) imposes upon any Lender any other expense with respect to this Agreement, the Notes or its making, maintenance or funding of any Loan or any security therefor,

and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon any Lender, or in the case of clause (iii) hereof, any Person controlling a Lender, with respect to this Agreement, the Notes or the making, maintenance or funding of any Loan (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on such Lender's or controlling Person's capital, taking into consideration such Lender's or controlling Person's policies with respect to capital adequacy) by an amount which such Lender deems to be material such Lender may from time to time notify the Borrower of the amount determined in good faith (using any averaging and attribution methods) by such Lender (which determination shall be conclusive, absent manifest error) to be necessary to compensate such Lender or such for such increase, reduction or imposition. Such amount shall be due and payable by the Borrower to such Lender thirty (30) Business Days after such notice is given unless the Borrower has given notice of its intention to replace such Lender pursuant to Section 2.18. A certificate by such Lender as to the amount due and payable under this SECTION 2.16(a) from time to time and the method of calculating such amount shall be conclusive absent manifest error. Each Lender agrees that it will use good faith efforts to notify the Borrower of the occurrence of any event that would give rise to a payment under this SECTION 2.16(a); pROVIDED, HOWEVER, that any failure of such Lender to give any such notice shall have no effect on the Borrowers' obligations hereunder.

         (b) FUNDING BREAKAGE. In addition to all other amounts payable hereunder, if and to the extent for any reason any part of any Fixed LIBOR Rate Loan becomes due (by acceleration or otherwise), or is paid, prepaid or converted to another interest rate Option (whether or not such payment, prepayment or conversion is mandatory or automatic and whether or not such payment or prepayment is then due), on a day other than the last day of the corresponding Funding Period (the date such amount so becomes due, or is so paid, prepaid or converted, being referred to as the "Funding Breakage Date") excepting, however, by reason solely of a Lender's decision, action or election to require such payment, prepayment or conversion other than by reason of the scheduled maturity thereof or the occurrence of an Event of Default, the Borrower shall pay each Lender an amount ("Funding Breakage Indemnity") determined by such Lender by calculating a sum equal to: (i) the amount of interest which otherwise would have accrued on the principal amount so paid for the period from and including the date of such payment to but excluding the last day of the Fixed LIBOR Rate Funding Period for such Fixed LIBOR Rate Loan at the applicable rate of interest for such Loan provided for herein; over (ii) the amount of interest the Lender would have bid in the London interbank market for U.S. Dollars for amounts comparable to such principal amount and maturities comparable to such period.

         Such Funding Breakage Indemnity shall be due and payable on demand. In addition, the Borrower shall, on the due date for payment of any Funding Breakage Indemnity, pay to such Lender an additional amount equal to interest on such Funding Breakage Indemnity from the Funding Breakage Date to but not including such due date at the Floating Rate Option (calculated on the basis of a year of 360 days and actual days elapsed). The amount payable to each Lender under this SECTION 2.16(b) shall be determined in good faith by such Lender and such determination shall be conclusive, absent manifest error.

2.17. TAXES.
------------

         (a) PAYMENTS NET OF TAXES. All payments made by the Borrower under this Agreement or any other Loan Document shall be made free and clear of, and without reduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and all liabilities with respect thereto, excluding, in the case of the Agent and each Lender, income or franchise taxes imposed on the Agent or such Lender (all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld or deducted from any amounts payable to the Agent or any Lender under this Agreement or any other Loan Document, the Borrower shall pay the relevant amount of such Taxes (net of any tax or other financial benefit the Agent or such Lender received in connection therewith as a result of any tax treaties or similar agreement) and the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Loan Documents. Whenever any Taxes are paid by the Borrower with respect to payments made in connection with this Agreement or any other Loan Document, as promptly as possible thereafter, the Borrower shall send to the Agent for its own account and for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof.

         (b) INDEMNITY. The Borrower hereby indemnifies the Agent and each Lender for the full amount of all Taxes attributable to payments by or on behalf of the Borrower hereunder or under any of the other Loan Documents, any Taxes paid by the Agent or such Lender, as the case may be, any present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any Taxes (including any incremental Taxes, interest or penalties that may become payable by the Agent or such Lender as a result of any failure to pay such Taxes), whether or not such Taxes were correctly or legally asserted. Such indemnification shall be made within thirty (30) days from the date the Agent or such Lender, as the case may be, makes written demand therefor.

2.18. REPLACEMENT OR REMOVAL OF LENDER.
---------------------------------------

         (a) If a Lender (the "Demanding Lender") has made demand for the Borrower to pay any material amount under SECTION 2.16(a) or 2.17, or if the Demanding Lender has invoked its discretion to decline to make a Fixed LIBOR Rate Loan, including, but not limited to, by reason of SECTION 2.09(b) hereof (in which event the Agent shall have no obligation whatsoever to make any Loan to the Borrower in such corresponding amount), then:

             (i) the Borrower may provide written notice to the Demanding Lender that they intend to replace the Demanding Lender, which notice shall include an offer in writing from another financial institution to purchase the Demanding Lender's entire Revolving Credit Committed Amount in accordance with SECTION
9.14 (c), at a price equal to the full outstanding principal amount, together with accrued and unpaid interest to the date of purchase accrued or payable to the Demanding Lender to the date of purchase, in which event the Demanding Lender shall have twenty-four (24) hours after receipt of such notice from the Borrower to elect to (A) withdraw its demand for payment under SECTION 2.16(a) or 2.17 (and refund any amounts paid pursuant to such demands made under such SECTION 2.16(a) or 2.17) or withdraw its invocation of the discretion to decline to make a Fixed LIBOR Rate Loan, or (B) accept such offer; or

             (ii) the Borrower may provide written notice to the Demanding Lender that the Borrower has requested that the remaining Lenders (other than the Demanding Lender) permit, and the remaining Lenders have agreed in writing to permit, the Borrower to repay the Demanding Lender's Revolving Credit Loan in full and to reduce the Revolving Credit Committed Amount by an amount equal to the Demanding Lender's Revolving Credit Committed Amount, which notice shall contain evidence of such written agreement by the remaining Lenders, in which event the Demanding Lender shall have twenty-four (24) hours after receipt of such notice from the Borrower to elect to withdraw its demand for payment under
SECTION 2.16(a) or 2.17 (and refund any amounts paid pursuant to such demands made under such SECTION 2.16(a) or 2.17), or withdraw its invocation of its discretion to decline to make a Fixed

LIBOR Rate Loan, whichever is applicable. If the Demanding Lender shall not have withdrawn its demand within such twenty-four (24) hour period (A) the Borrower shall pay to the Demanding Lender the full outstanding principal amount, together with accrued and unpaid interest and fees to the date of such payment and all other amounts accrued or payable to the Demanding Lender to the date of such payment, and (B) the Commitment Percentage of each remaining Lender shall be increased ratably so that the sum of all Commitment Percentages equals one hundred percent (100%).

         (b) In the event of the replacement or removal of a Demanding Lender pursuant to SECTION 2.18(a), the Demanding Lender shall be released from its obligations under this Agreement and shall cease to be a party to this Agreement from and after the date of such replacement or removal.

2.19. GUARANTEES.
-----------------

         The Loan shall be guaranteed throughout the term hereof by each Guarantor pursuant to the Guaranty.


             ARTICLE III: REPRESENTATIONS AND WARRANTIES OF BORROWER
             -------------------------------------------------------

         The Borrower hereby represents and warrants to the Agent and each Lender as follows:

3.01. CORPORATE STATUS.
-----------------------

         Borrower and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has corporate power, capacity and authority to own its property and to transact the business in which it is engaged or presently proposes to engage. Borrower is duly qualified to do business and is in good standing in New York and in such other jurisdictions as is material to the Borrower. As of the date hereof, except as disclosed on SCHEDULE 3.01 hereof, Borrower has no Subsidiaries.

3.02. CORPORATE POWER AND AUTHORIZATION.
----------------------------------------

         Borrower and each Subsidiary has corporate power, capacity and authority to execute, deliver, perform, and take all actions contemplated by, each Loan Document to which it is a party, and all such action has, or prior to the Closing Date shall have, been duly and validly authorized by all necessary corporate proceedings on its part.

3.03. EXECUTION AND BINDING EFFECT.
-----------------------------------

         This Agreement and the Notes have been duly and validly executed and delivered by Borrower. This Agreement constitutes, and each other Loan Document to which Borrower is a party, when executed and delivered by Borrower will constitute, the legal, valid and binding obligations of Borrower enforceable against Borrower, in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors rights or by general principles of equity limiting the availability of equitable remedies. Each Guaranty, with respect to a Guarantor, when executed and delivered by such Guarantor, will constitute the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors rights or by general principles of equity limiting the availability of equitable remedies.

3.04. GOVERNMENTAL APPROVALS AND FILINGS.
-----------------------------------------

         No approval, order, consent, authorization, certificate, license, permit or validation of, or exemption or other action by, or filing, recording or registration with, or notice to, any Governmental Authority (collectively, "Governmental Action") is or will be necessary or advisable in connection with execution and delivery of this Agreement or any other Loan Document by the Borrower, or any Subsidiary, or consummation by the Borrower, or any Subsidiary of the transactions contemplated hereby or thereby, performance of or compliance with the terms and conditions hereof or thereof by the Borrower, or any Subsidiary or to ensure the legality, validity, binding effect or enforceability hereof or thereof, except in each case such filings and/or recordings of such of the Loan Documents and any related financing statements as is contemplated by the terms hereof or thereof.

3.05. ABSENCE OF CONFLICTS.
---------------------------

         Following application of the loan proceeds to repay Existing Indebtedness, neither the execution and delivery of this Agreement or any other Loan Documents by Borrower or any Subsidiary, nor consummation by Borrower or any Subsidiary of the transactions contemplated hereby or thereby, nor performance of or compliance with the terms and conditions hereof or thereof by Borrower or any Subsidiary does or will:

         (a) violate or conflict with any Law, or

         (b) violate, conflict with or result in a breach of any term or condition of, or constitute a default under, or result in (or give rise to any right, contingent or otherwise, of any Person to cause) any termination, cancellation, prepayment or acceleration of performance of, or result in the creation or imposition of (or give rise to any obligation, contingent or otherwise, to create or impose) any Lien upon any property of Borrower or any Subsidiary pursuant to, or otherwise result in (or give rise to any right, contingent or otherwise, of any Person to cause) any change in any right, power, privilege, duty or obligation of Borrower or any Subsidiary which would result in a Material Adverse Effect, under or in connection with,

             (i) the articles of incorporation or by-laws (or other constituent documents) of Borrower or any Subsidiary, or

             (ii) any agreement or instrument creating, or evidencing any Indebtedness to which Borrower or any Subsidiary is a party or by which it as any of its properties (now owned or hereafter acquired) may be subject or bound, or

             (iii) any agreement or instrument or arrangement to which Borrower or any Subsidiary is a party or by which any of its respective properties (now owned or hereafter acquired) may be subject or bound.

3.06. AUDITED FINANCIAL STATEMENTS.
-----------------------------------

         The Borrower has heretofore furnished to the Agent and each Lender consolidated audited balance sheets of the Borrower and its consolidated Subsidiaries as of March 31, 1998 and the related statements of income, cash flows and changes in stockholders' equity for the fiscal year then ended. Such financial statements (including the notes thereto) present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as of the end of such fiscal year and the consolidated results of their operations and their cash flows for the fiscal year then ended, all in conformity with GAAP.

3.07. CONSOLIDATING AND CONSOLIDATED FINANCIAL STATEMENTS.
----------------------------------------------------------

         The Borrower has prior to the Closing Date furnished to the Agent and each Lender management's internally generated consolidating and consolidated balance sheets of the Borrower and its consolidated Subsidiaries as of the end of the first fiscal quarter of the fiscal year beginning April 1, 1998, together with the related consolidating and consolidated statements of income and consolidated statement of cash flow for the applicable fiscal periods ending on each such date. Such financial statements (including the notes thereto) present fairly the consolidated financial condition of the Borrower as of the end of each such fiscal quarter and the results of its operations and cash flows for the fiscal periods then ended, all in conformity with GAAP (except to the extent set forth in the notes to said financial statements) subject to normal and recurring year-end audit adjustments.

3.08. ABSENCE OF UNDISCLOSED LIABILITIES.
-----------------------------------------

         Neither Borrower nor any Subsidiary has any liability or obligation of any nature whatever (whether absolute, accrued, contingent or otherwise, whether or not due), forward or long-term commitments or unrealized or anticipated losses from unfavorable commitments, except (x) as disclosed in the financial statements referred to in SECTIONS 3.06 and 3.07 hereof, obligations of the Borrower and any Subsidiaries to any of each other, or otherwise in writing delivered to the Agent prior to the date hereof, (y) matters that, individually or in the aggregate, are reasonably expected not to have a Material Adverse Effect, and (z) liabilities, obligations, commitments and losses incurred after March 31, 1998, in the ordinary course of business and consistent with past practices.

3.09. ABSENCE OF MATERIAL ADVERSE CHANGES.
------------------------------------------

         Since March 31, 1998, there has been no change in the business, operations or condition (financial or otherwise) or prospects of Borrower and its Subsidiaries or any Guarantor taken as a whole, which could be reasonably expected to have a Material Adverse Effect.

3.10. ACCURATE AND COMPLETE DISCLOSURE.
---------------------------------------

         All written information heretofore, contemporaneously and hereafter provided by or on behalf of Borrower or any Subsidiary to the Agent or any Lender pursuant to or in connection with any Loan Document or any transaction contemplated hereby or thereby is or will be (as the case may be) true and accurate in all material respects on the date as of which such information is dated (or, if not dated, when received by the Agent or such Lender) and does not or will not (as the case may be) omit to state any material fact necessary to make such information not misleading in a material respect at such time in light of the circumstances in which it was provided.

3.11. OWNERSHIP AND CONTROL.
----------------------------

         The outstanding shares of capital stock of Borrower have been duly authorized and validly issued and are fully paid and non-assessable. There are no options, warrants, calls, subscriptions, conversion rights, exchange rights, pre-emptive rights or other rights, agreements or arrangements (contingent or otherwise) which may in any circumstances now or hereafter obligate Borrower to issue any shares of its capital stock except as set forth in the financial statements referred to in Section 3.07.

3.12. LITIGATION.
-----------------

Except as set forth on SCHEDULE 3.12, there is no pending or (to Borrower's knowledge after due inquiry) threatened action, suit, proceeding or investigation by or before any Governmental Authority against or affecting Borrower or any Subsidiary except for matters that are not reasonably expected to have a Material Adverse Effect.

3.13. ABSENCE OF EVENTS OF DEFAULT.
-----------------------------------

         No event has occurred and is continuing and no condition exists which constitutes an Event of Default or Potential Default.

3.14. INSURANCE.
----------------

         Borrower and each Subsidiary maintains with financially sound and reputable insurers (not related to or affiliated with the Borrower or any Subsidiary) insurance with respect to its properties and business and against at least such liabilities, casualties and contingencies and in at least such types and amounts as is customary in the case of corporations engaged in the same or a similar business or having similar properties similarly situated. There are no material claims, actions, suits, proceedings against, arising under or based upon any of such insurance policies.

3.15. TITLE TO PROPERTY.
------------------------

         Subject to Permitted Liens, Borrower and each Subsidiary has good and marketable title in fee simple or by lease to all real property owned or purported to be owned by it and good title to all other material property of whatever nature owned by it, which, as of the date hereof, includes, but is not limited to, all property reflected in the most recent audited balance sheet referred to in SECTION 3.06 hereof.

3.16. INTELLECTUAL PROPERTY.
----------------------------

         Borrower and each Subsidiary owns, or is licensed or otherwise has the right to use, all patents, trademarks, service marks, names (trade, service, fictitious or otherwise), copyrights, technology (including, but not limited to, computer programs and software), processes, data bases and other rights, free from material burdensome restrictions, necessary to own and operate its properties and to carry on its business as presently conducted, and presently planned to be conducted, without material conflict with the rights of others.

3.17. TAXES.
------------

         All tax and information returns required to be filed by or on behalf of Borrower or any Subsidiary of the Borrower have been properly prepared, executed and filed. All taxes, assessments, fees and other governmental charges upon Borrower or any Subsidiary of the Borrower or upon any of its respective properties, incomes, sales or franchises which are due and payable have been paid other than those not yet delinquent and payable without premium or penalty, and except for those being diligently contested in good faith by appropriate proceedings and except for those where failure to pay would not have a Material Adverse Effect, and in each case, adequate reserves and provisions for taxes have been made on the books of Borrower and/or such Subsidiary of the Borrower. The reserves and provisions for taxes on the books of Borrower and/or such Subsidiary of the Borrower are adequate for all open years and for its current fiscal period. Neither Borrower nor any Subsidiary of the Borrower knows of any proposed additional assessment or basis or any material assessment for additional taxes (whether or not reserved against). Neither Borrower nor any Subsidiary of the Borrower has at any time filed a consolidated tax return with any Person other than Borrower or a Subsidiary of Borrower.

3.18. EMPLOYEE BENEFITS.
-----------------------

         The Borrower and its ERISA Affiliates have fulfilled their respective obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or any Plan or Multiemployer Plan (other than to make contributions, pay annual PBGC premiums or pay out benefits in the ordinary course of business).

3.19. ENVIRONMENTAL MATTERS.
----------------------------

         Each of the Borrower and its Subsidiaries has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except as set forth in SCHEDULE 3.19 hereto and except to the extent failure to have any such permit, license or authorization would not (either individually or in the aggregate) have a Material Adverse Effect. Each of such permits, licenses and authorizations is in full force and effect and each of the Borrower and its Subsidiaries is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except as set forth in SCHEDULE 3.20 hereto and except to the extent failure to comply therewith would not (either individually or in the aggregate) have a Material Adverse Effect. No Lien exists and, to Borrower's knowledge, no condition exists which is likely to result in the filing of a Lien, against any property of Borrower or any of its Subsidiaries under any Environmental Law.

3.20. SECURITIES LAWS COMPLIANCE.
---------------------------------

         Neither Borrower nor any Person acting on any of its behalf has directly or indirectly offered or sold any interest in the Notes or any other related securities to, solicited offers to buy any such interest or securities from, or otherwise approached or negotiated in respect of the purchase and sale or other disposition of any such interest or securities with, any Person so as to bring the transactions contemplated hereby within the registration provisions of the Securities Act of 1933, as amended.

3.21. MARGIN REGULATIONS.
-------------------------

         No part of the proceeds of any Loan hereunder will be used for the purpose of buying or carrying any "margin stock," as such term is used in Regulations G and U of the Board of Governors of the Federal Reserve System, as amended from time to time, or to extend credit to others for the purpose of buying or carrying any "margin stock." Neither Borrower nor any Subsidiary of Borrower is engaged in the business of extending credit to others for the purpose of buying or carrying "margin stock." Neither Borrower nor any Subsidiary of Borrower owns any "margin stock. Neither the making of any Loan nor any use of proceeds of any such Loan will violate or conflict with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, as amended from time to time.

3.22. SUBSIDIARIES.
-------------------

         SCHEDULE 3.22 hereof states as of the date , the number of shares of each class of capital stock issued and outstanding of each such Subsidiary of the Borrower, and the number and percentage of outstanding shares of each such class of capital stock owned by the Borrower and by each Subsidiary. The outstanding shares of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable. As of the date hereof, the Borrower and each Subsidiary of the Borrower own beneficially and of record and have good title to all of the shares they are listed as owning in such SCHEDULE 3.22 free and clear of any Lien excepting Permitted Liens. As of the date hereof, except as set forth on SCHEDULE 3.22, there are no options, warrants, calls, subscriptions, conversion rights, exchange rights, preemptive rights or other rights, agreements or arrangements (contingent or otherwise) which may in any circumstance now or hereafter obligate any Subsidiary to issue any shares of its capital stock or any other securities.

3.23. PARTNERSHIPS, ETC.
------------------------

         Except as disclosed in SCHEDULE 3.24 hereto, neither Borrower nor any Subsidiary is a partner (general or limited) of any partnership, is a party to any joint venture or owns (beneficially or of record) any equity or similar interest in any Person (including, but not limited to, any interest pursuant to which the Borrower or its Subsidiaries have or may in any circumstance have an obligation to make capital contributions to, or be generally liable for or on account of the liabilities, acts or omissions of such other Person).

3.24. LABOR RELATIONS.
----------------------

         Neither the Borrower nor any Subsidiary has engaged in any unfair labor practice which could reasonably be expected to have a Material Adverse Effect. As of the date hereof, there is (a) no unfair labor practice complaint pending or, to the best knowledge of the Borrower, threatened against the Borrower or any Subsidiary before the National Labor Relations Board of the United States of America or any comparable body or agency in any other jurisdiction which could reasonably be expected to have a Material Adverse Effect on the Borrower or such

Subsidiary and no grievance or arbitration proceeding arising out of or under a collective bargaining agreement is so pending or threatened; (b) no strike, labor dispute, slowdown or stoppage is pending or, to the best knowledge of the Borrower, threatened against the Borrower or any Subsidiary; and (c) no union representation question existing with respect to the employees of the Borrower or any Subsidiary and no union organizing activities are taking place with respect to any thereof. Immediately upon Borrower becoming aware of the occurrence of any of the events referenced in clauses (a), (b) or (c) above, Borrower agrees to notify the Agent of same in writing.

3.25. YEAR 2000 COMPLIANCE.
---------------------------

         The Borrower and each Subsidiary has (i) initiated a review and assessment of all areas within its business and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrower and each Subsidiary (or suppliers, vendors and customers) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and
(iii) to date, implemented that plan in accordance with that timetable. Based on the foregoing, the Borrower believes that all computer applications that are material to its business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant"), except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.


                             ARTICLE IV: CONDITIONS
                             ----------------------

4.01. CONDITIONS TO ENTERING INTO AGREEMENT.
--------------------------------------------

         The obligation of each Lender to enter into this Agreement and to make Loans, if any, on the date hereof is subject to the satisfaction of the following conditions precedent, in addition to, if the Lenders make any Loans on the date hereof, the conditions precedent set forth in SECTION 4.02 hereof:

         (a) AGREEMENT; NOTES. The Agent shall have received an executed counterpart of this Agreement for each Lender, duly executed by the Borrower, and executed Revolving Credit Notes, Term Loan A Note(s) and Term Loan B Note(s) conforming to the requirements hereof, duly executed on behalf of the Borrower.

         (b) GUARANTEES. The Agent shall have received an original Guaranty, in the form attached hereto as EXHIBIT E, executed by each Guarantor.

         (c) SECURITY DOCUMENTS. The Agent shall have received an executed counterpart of each Security Document for each Lender and for each governmental office in which the same may be recorded or filed, if any, duly executed, and accompanied by all immediately available funds and all certificates, affidavits and other documents necessary to record or file the same.

         (d) CORPORATE PROCEEDINGS. The Agent shall have received, with a copy for each Lender, certificates by the Secretary or Assistant Secretary of Borrower and each Guarantor, dated as of or prior to the date hereof as to (i) true copies of the articles of incorporation and by-laws (or other constituent documents) of Borrower and each Guarantor in effect on such date (which, in the case of articles of incorporation or other constituent documents filed or required to be filed with the Secretary of State or other Governmental Authority in its jurisdiction of incorporation, shall be certified to be true, correct and complete by such Secretary or Assistant Secretary of Borrower and each Guarantor as of the date hereof), (ii) true copies of all corporate action taken by Borrower and each Guarantor relative to this Agreement and the other Loan Documents and (iii) the incumbency and signature of the respective officers of Borrower and each Guarantor executing this Agreement and the other Loan Documents, together with satisfactory evidence of the incumbency of such Secretary or Assistant Secretary. The Agent shall have received, with a copy for each Lender, certificates from the appropriate Secretaries of State or other applicable Governmental Authorities dated not more than sixty (60) days before the date hereof showing the good standing of Borrower and each Guarantor in its state of incorporation and each state in which Borrower or Guarantor does business.

         (e) INSURANCE. The Agent shall have received, with a copy for each Lender, a certificate setting forth all policies of insurance in force with respect to Borrower and each of the Guarantors, issued by an insurance agent reasonably acceptable to the Agent and satisfactory in form and substance to the Agent.

         (f) FINANCIAL STATEMENTS. The Agent shall have received, with a counterpart for each Lender, copies of the consolidated financial statements, and, at the request of the Agent or any Lender, consolidating financial statements referred to in SECTIONS 3.06 and 3.07.

         (g) LEGAL OPINION OF COUNSEL TO BORROWER AND GUARANTORS. The Agent shall have received, with an executed counterpart for each Lender, an opinion addressed to the Agent and each Lender, dated the date hereof, of Harter, Secrest & Emery, LLP, Rochester, New York, counsel to the Borrower and the Guarantors, as to such matters as may be requested by the Agent and in form and substance satisfactory to the Agent and its counsel.

         (h) FEES, EXPENSES, ETC. All fees and other compensation to be paid to the Agent or the Lenders pursuant hereto or pursuant to any other written agreement on or prior to the date hereof shall have been paid or received, and all invoiced expenses incurred by the Agent pursuant hereto shall have been paid.

         (i) ADDITIONAL MATTERS. The Agent shall have received such other certificates, opinions, documents and instruments as may be requested by the Agent or any Lender. All corporate and other proceedings, and all documents, instruments and other matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Agent and each Lender.

4.02. CONDITIONS TO ALL LOANS.
------------------------------

         The obligation of each Lender to make any Loan or of the Agent to issue any Letters of Credit is subject to satisfaction (in addition to the conditions set forth in SECTION 2.06 hereof) of the following further conditions precedent:

         (a) NOTICE. Appropriate notice of such Loan or of such Letter of Credit shall have been given by the Borrower as provided in ARTICLE II hereof.

         (b) [Reserved]

         (c) REPRESENTATIONS AND WARRANTIES. Except with respect to the representations and warranties expressly deemed made as of an earlier date, each of the representations and warranties made by the Borrower with respect to itself and each Subsidiary in ARTICLE III hereof shall be true and correct in all material respects on and as of such date as if made on and as of such date, both before and after giving effect to the Loans requested to be made on such date or both before and after the issuance of the Letter of Credit requested to be issued on such date.

         (d) GUARANTEES AND LOAN DOCUMENTS. The Guaranty and the other material Loan Documents remain in full force and effect.

         (e) NO DEFAULTS. No Event of Default or Potential Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date or after the issuance of the Letter of Credit requested to be issued on such date.

         (f) NO VIOLATIONS OF LAW, ETC. Neither the making nor use of the Loans nor the issuance of the Letter of Credit shall cause the Borrower to violate or conflict with any Law in any material respect.

         (g) NO MATERIAL ADVERSE CHANGE. There shall not have occurred a material adverse change in the business, operations, assets or condition (financial or otherwise) of Borrower and any Guarantor since the date of the most recent audited financial statements delivered to the Agent. There shall not have occurred any other event, act or condition which is likely to have a Material Adverse Effect.

Each request by the Borrower for any Loan shall constitute a representation and warranty by the Borrower that the conditions set forth in this SECTION 4.02 have been satisfied in all material respects as of the date of such request. Failure of the Agent to receive notice from the Borrower to the contrary before such Loan is made shall constitute a further representation and warranty by the Borrower that the conditions referred to in this SECTION 4.02 have been satisfied in all material respects as of the date such Loan is made.


                        ARTICLE V: AFFIRMATIVE COVENANTS
                        --------------------------------

         The Borrower hereby covenants to the Lenders as follows:

5.01. BASIC REPORTING REQUIREMENTS.
-----------------------------------

         (a) ANNUAL AUDIT REPORTS. As soon as practicable, and in any event within ninety (90) days after the close of each fiscal year of the Borrower, the Borrower shall furnish to the Agent, with a copy for each Lender, consolidated statements of income, cash flows and changes in stockholders' equity of Borrower and its consolidated Subsidiaries for such fiscal year and a consolidated balance sheet of Borrower and its consolidated Subsidiaries as of the close of such fiscal year, and notes to each, all in reasonable detail, setting forth in comparative form the corresponding figures for the preceding fiscal year. Such financial statements shall be accompanied by an opinion of independent certified public accountants selected by Borrower and approved by the Bank. Such opinion shall be free of exceptions or qualifications. Such opinion in any event shall contain a written statement of such accountants substantially to the effect that (i) such accountants examined such financial statements in accordance with generally accepted auditing standards and accordingly made such tests of accounting records and such other auditing procedures such accountants considered necessary in the circumstances and (ii) in the opinion of such accountants such financial statements present fairly in all material respects the consolidated financial position of Borrower and its consolidated Subsidiaries (including, but not limited to, the Borrower) as of the end of such fiscal year and the results of their operations and their cash flows and changes in stockholders' equity for such fiscal year, in conformity with GAAP.

         (b) ANNUAL UNAUDITED BALANCE SHEET AND INCOME STATEMENT. As soon as practicable, and in any event within ninety (90) days after the close of each fiscal year of the Borrower, the Borrower shall furnish to the Agent, with a copy for each Lender, an unaudited consolidating balance sheet and statements of income of Borrower and its consolidated Subsidiaries as of the close of such fiscal year, all in reasonable detail.. Such balance sheet and statement of income shall be certified by the chief financial officer of Borrower as presenting fairly the financial position of the Borrower and its consolidated Subsidiaries as of the end of such fiscal year, in conformity with GAAP (omitting substantially all disclosures), subject to normal and recurring year-end audit adjustments.

         (c) QUARTERLY REPORTS. As soon as practicable, and in any event within forty-five (45) days after the close of each of the first three fiscal quarters of each fiscal year of the Borrower, the Borrower shall furnish to the Agent, with a copy for each Lender, unaudited consolidated statements of cash flows and changes in stockholders' equity of Borrower and its consolidated Subsidiaries for such fiscal quarter, and for the period from the beginning of such fiscal year to the end of such fiscal quarter and an unaudited consolidating balance sheet and statements of income of Borrower and its consolidated Subsidiaries as of the close of such fiscal quarter, all in reasonable detail and as to the consolidated statements, setting forth in comparative form the corresponding figures for the same periods during the preceding fiscal year (except for the consolidated balance sheet, which shall set forth in comparative form the corresponding balance sheet as of the prior fiscal year end). Such financial statements shall be certified by the chief financial officer of Borrower as presenting fairly the financial position of Borrower and its consolidated Subsidiaries as of the end of such fiscal quarter and the results of their operations and their cash flows and changes in stockholders' equity for such fiscal quarter, in conformity with GAAP (omitting substantially all disclosures), subject to normal and recurring year-end audit adjustments.

         (d) QUARTERLY COMPLIANCE CERTIFICATES. The Borrower shall deliver to the Agent, with a copy for each Lender, concurrently with the delivery of the financial statements referred to in subsection (a) and (b) of this SECTION 5.01, a certificate of the chief financial officer of Borrower (i) stating that, to the knowledge of such officer after reasonable investigation, no Event of Default or Potential Default has occurred and is continuing or, if any such Event of Default or Potential Default has occurred and is continuing, stating the nature and period of existence thereof and the steps which Borrower is taking to rectify the same and (ii) stating in reasonable detail the information and calculations necessary to establish compliance with the provisions of
SECTION 6.01 hereof.

         (e) PROJECTIONS. The Borrower will furnish to the Agent and each Lender within one hundred twenty (120) days after each respective fiscal year end each upcoming year's consolidated and consolidating balance sheet and operating income statement projections, together with annual consolidated projected cash flow, demonstrating the projected financial condition and results of operations of the Borrower and its consolidated Subsidiaries for the period commencing April 1 of that fiscal year and at least one (1) fiscal year forward, which projections will be accompanied by a written statement of the assumptions and estimates underlying such projections. Such projections are to be prepared on the basis of such assumptions and estimates. Such projections, assumptions and estimates, as of the date of preparation thereof shall be made in good faith, consistent with the Loan Documents, and shall represent the Borrower's best judgment as to such matters at the time they are written. Nothing in this
SECTION 5.01(E) shall constitute a representation or warranty that such financial performance of projections or results of operations will be achieved.

         (f) CERTAIN OTHER REPORTS AND INFORMATION. Promptly upon their becoming available to the Borrower, the Borrower shall deliver to the Agent, with a copy for each Lender, a copy of (i) all regular or special reports, registration statements and amendments to the foregoing, financial statements and other information distributed by the Borrower, or any Subsidiary, to the financial community generally or filed with the Securities and Exchange Commission or any securities exchange or any other governmental or regulatory body, agency, tribunal or commission, and (ii) all accountants' management letters pertaining to, all other reports submitted by accountants in connection with any audit of, and all other reports from accountants with respect to, the Borrower, or any of its Subsidiaries, (iii) all other information distributed by the Borrower, or any Subsidiary, and (iv) all proxy statements and other information distributed by the Borrower to its stockholders.

         (f) FURTHER INFORMATION. Borrower will promptly furnish to the Agent or Lender, as applicable, such other information in such form as the Agent or any Lender may reasonably request from time to time.

         (g) NOTICE OF CERTAIN EVENTS. Promptly upon becoming aware of any of the following, Borrower shall give the Agent notice thereof, together with a written statement of any Responsible Officer of Borrower setting forth the details thereof and any action with respect thereto taken or proposed to be taken by Borrower:

             (i) Any Event of Default or Potential Default.

             (ii) Any change in the business, operations or condition (financial or otherwise) or prospects of the Borrower which is likely to have a Material Adverse Effect.

             (iii) Except as set forth on SCHEDULE 3.12, any pending or threatened action, suit, proceeding or investigation by or before any Governmental Authority against or affecting Borrower, except for matters that if adversely decided, individually or in the aggregate, could not have a Material Adverse Effect.

             (iv) Any material violation, breach or default by Borrower of or under any agreement or instrument material to the business, operations or condition (financial or otherwise) or prospects of Borrower and its Affiliates or Subsidiaries taken as a whole.

             (v) Any Pension-Related Event. Such notice shall be accompanied by:
(A) a copy of any notice, request, return, petition or other document received by Borrower or any Controlled Group Member from any Person, or which has been or is to be filed with or provided to any Person (including without limitation the Internal Revenue Service, PBGC or any Plan participant, beneficiary, alternate payee or employer representative), in connection with such Pension-Related Event, and (B) in the case of any Pension-Related Event with respect to a Plan, the most recent Annual Report (5500 Series), with attachments thereto, and the most recent actuarial valuation report, for such Plan.

             (vi) Any Environmental Claim pending or threatened against Borrower or any of its Affiliates or Subsidiaries, or any past or present acts, omission, events or circumstances (including but not limited to any dumping, leaching, deposition, removal, abandonment, escape, emission, discharge or release of any Environmental Concern Material) at, on or under any facility or property now or previously owned, operated or leased by Borrower or any of its Affiliates or Subsidiaries, that could form the basis of such Environmental Claim, which Environmental Claim if adversely resolved, individually or in the aggregate with all other pending Environmental Claims, could have a Material Adverse Effect.

             (vii) Any amendments to the articles of incorporation or by-laws of Borrower or any Subsidiary, together with a certified copy of such amendment.

         (h) INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. Borrower shall keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all requirements of law in all material respects shall be made of all dealings and transactions in relation to its business and activities; and at any reasonable time and as often as may reasonably be desired (but, absent an Event of Default, not more frequently than once for each calendar year) permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records and to discuss the business, operations, properties and financial and other condition of Borrower and the Subsidiaries with Responsible Officers of Borrower and the Subsidiaries and with its independent certified public accountants.

         If requested by the Agent, the Borrower shall issue, and shall cause any Subsidiary to issue, written instructions to their respective independent certified public accountants authorizing them to communicate with the Agent and to release to the Agent whatever financial information concerning the Borrower or any Subsidiary that the Agent may request. Upon the occurrence of an Event of Default, effective upon the Agent's request, the Borrower hereby irrevocably authorizes and directs, and shall cause any Subsidiary to authorize and direct, all auditors, accountants, or other third parties to deliver to the Agent, at the Borrower's expense, copies of the Borrower's or Subsidiary's financial statements, papers related thereto, and other accounting records of any nature in their possession, and to disclose to the Bank any information they may have regarding each of the Borrower's or Subsidiary's business affairs and financial condition.

5.02. INSURANCE.
----------------

         Borrower shall, and shall cause each of the Subsidiaries to (a) maintain with financially sound and reputable insurers insurance with respect to its properties and business and against such liabilities, casualties and contingencies and of such types and in such amounts as is customary in the case of corporations engaged in the same or similar businesses or having similar properties similarly situated, (b) provide that such insurance cannot terminate, expire, be canceled or amended in any material respect without thirty (30) days prior written notice to the Agent, (c) furnish to the Agent from time to time upon request the policies under which such insurance is issued, certificates of insurance and such other information relating to such insurance as the Agent may reasonably request, and (d) provide such other insurance and endorsements as are required by this Agreement and the other Loan Documents.

5.03. PAYMENT OF TAXES AND OTHER POTENTIAL CHARGES AND PRIORITY CLAIMS.
-----------------------------------------------------------------------

         Borrower shall, and shall cause each Subsidiary to, pay or discharge on or prior to the date on which penalties attach thereto, all taxes, assessments and other governmental charges imposed upon it or any of its properties, unless contested in good faith by Borrower or such Subsidiary or which would not otherwise have a Material Adverse Effect.

5.04. PRESERVATION OF CORPORATE STATUS.
---------------------------------------

         Borrower shall, and shall cause each of the Subsidiaries to, maintain its status as a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and to be duly qualified to do business as a foreign corporation and in good standing in all jurisdictions in which the ownership of its material properties or the nature of its material businesses or both make such qualification necessary or advisable.

5.05. GOVERNMENTAL APPROVALS AND FILINGS.
-----------------------------------------

         Borrower shall, and shall cause each Subsidiary to, keep and maintain in full force and effect all Governmental Actions necessary for the operation of its business and the delivery and performance of any Loan Document.

5.06. MAINTENANCE OF PROPERTIES.
--------------------------------

         Borrower shall, and shall cause each Subsidiary to, maintain or cause to be maintained the properties then owned, leased or otherwise possessed by it in such repair, working order and conditions as is necessary for conduct of its business and shall make or cause to be made all needful and proper repairs, renewals, replacements and improvements thereto as is necessary for the conduct of its business in the ordinary course.

5.07. AVOIDANCE OF OTHER CONFLICTS.
-----------------------------------

         The Borrower shall not, and shall not permit any of the Subsidiaries to, violate or conflict with, be in violation of or conflict with, or be or remain subject to any liability (contingent or otherwise) on account of any violation or conflict with:

         (a) any Law,

         (b) its articles of incorporation or by-laws (or other constituent documents), or

         (c) any agreement or instrument to which it is party or by which any of them is a party or by which any of them or any of their respective properties (now owned or hereafter acquired) may be subject or bound, which such conflict, violation or liability is reasonably likely to have a Material Adverse Effect.

5.08. FINANCIAL ACCOUNTING PRACTICES.
-------------------------------------

         Borrower shall, and shall cause each Subsidiary to, make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions and dispositions of its assets and maintain a system of internal accounting controls sufficient to provide reasonable assurances that
(a) transactions are generally executed in accordance with management's general or specific authorization, (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with GAAP and (ii) to maintain accountability for assets, (c) access to assets is generally permitted only in accordance with management's general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

5.09. USE OF PROCEEDS.
----------------------

         The Borrower shall apply the proceeds of all Loans hereunder only to
(i) repay in full any amounts owing under the Existing Indebtedness and (ii) finance the ongoing working capital requirements of the Borrower with proceeds solely of the Revolving Credit Loans. Borrower shall not use the proceeds of any Loans hereunder directly or indirectly for any unlawful purpose, in any manner inconsistent with SECTION 3.22 hereof, or inconsistent with any other provision of any Loan Document.

5.10. CONTINUATION OF OR CHANGE IN BUSINESS.
--------------------------------------------

         Borrower and each of the Subsidiaries shall engage in their respective businesses substantially as conducted and operated during the present and preceding fiscal year, and such Borrower shall not, and shall not permit any Subsidiary to, engage in any other business without prior written notice to the Agent.

5.11. CONSOLIDATED TAX RETURN.
------------------------------

         The Borrower shall not, and shall not permit any Subsidiary to, file or consent to the filing of any consolidated income tax return which is consolidated with any Person other than the Borrower and its Subsidiaries.

5.12. FISCAL YEAR.
------------------

         Borrower shall not, and shall not permit any Subsidiary to, change its fiscal year without the prior written consent of the Agent.

5.13. NEW SUBSIDIARIES.
-----------------------

         Borrower shall give notice to the Agent upon the formation or acquisition of any new, direct or indirect, Subsidiary of Borrower and, with respect to any such Subsidiary formed under the laws of the United States of America or any state, territory, mandate, district or commonwealth thereof, shall immediately take all steps required to effect a valid Guaranty by such Subsidiary. Upon the formation or acquisition of any new, direct or indirect, Subsidiary of Borrower which is formed under the laws of any country other than the United States, the Borrower shall immediately execute and deliver to the Agent a valid Pledge Agreement whereby Borrower, or the Pledgor, shall pledge at least sixty-six and one-half percent (66 1/2%) of all the issued and outstanding capital stock of such Subsidiary (or of the Borrower's or pledgor's interest in and to such Subsidiary, however characterized), together with any and all other financing statements, stock powers, stock certificates and other documents and instruments necessary to create and perfect a valid first priority security interest in and to such stock or security.

5.14. YEAR 2000 COMPLIANCE.
---------------------------

         The Borrower and each Guarantor shall promptly notify the Agent in the event the Borrower or any Guarantor discovers or determines that any computer application (including those of its respective suppliers, vendors and customers) that is material to its respective business and operations will not be Year 2000 compliant, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.


                         ARTICLE VI: NEGATIVE COVENANTS
                         ------------------------------

         So long as any loans are outstanding hereunder or the Lender has any commitment to lend, the Borrower hereby covenants to the Lenders as follows:

6.01. FINANCIAL COVENANTS.
--------------------------

         During the term hereof, the Borrower shall not:

         (a) For the fiscal quarters ending June 30, 1998, September 30, 1998, and December 31, 1998 permit the Fixed Charge Coverage Ratio (measured as of the period of the four (4) then most recently completed fiscal quarters of the Borrower) to be less than 1.00 to 1.00, and thereafter, permit the Fixed Charge Coverage Ratio (measured as of the period of the four (4) then most recently completed fiscal quarters of the Borrower) to be at any time less than 1.25 to 1.00.

         (b) Permit the consolidated Net Worth of Borrower and its Subsidiaries to be less than the sum of $14,700,000 by March 31, 1999, $16,200,000 by March 31, 2000 and $18,200,000 by March 31, 2001 and at any time thereafter.

         (c) Permit the ratio of consolidated Funded Debt of Borrower and its Subsidiaries to the consolidated EBITDA of Borrower and its Subsidiaries, calculated at the same point in time, and measured as of the period of the four
(4) then most recently completed fiscal quarters of the Borrower to be greater than 4.50 to 1.00 from the date hereof to and including March 31, 1999;

greater than 3.50 to 1.00 from April 1, 1999 to and including March 31, 2000; and greater than 2.50 to 1.00 from April 1, 2000 and at all times thereafter.

6.02. LIENS.
------------

         Borrower shall not, and shall not permit any Subsidiary to, at any time create, incur, assume or suffer to exist any Lien on any of its property (now owned or hereafter acquired), whether real or personal, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except for the following ("Permitted Liens"):

         (a) Liens existing on the date hereof securing obligations existing on the date hereof, as such Liens and obligations are listed in SCHEDULE 6.02 hereto;

         (b) Liens arising from taxes, assessments, charges or claims described in SECTION 5.03 hereof that are not yet due or that remain payable without penalty or to the extent permitted to remain unpaid under SECTION 5.03;

         (c) Deposits or pledges of cash or securities in the ordinary course of business to secure (i) workmen's compensation, unemployment insurance or other social security obligations, (ii) performance of bids, tenders, trade contracts (other than for payment of money) or leases, (iii) stay, surety or appeal bonds, or (iv) other obligations of a like nature incurred in the ordinary course of business;

         (d) Zoning restrictions, easements, minor restrictions on the use of real property, minor irregularities in title thereto and other minor Liens that do not secure the payment of money or the performance of an obligation and that do not in the aggregate materially detract from the value of a property or asset to, or materially impair its use in the business of, Borrower or such Guarantor;

         (e) Liens evidenced by the Security Documents;

         (f) Liens imposed by law, such as Liens of landlords, warehouses, mechanics and materialmen arising in the ordinary course of business for sums not yet due, or which are discharged of record (by payment or bonding, or otherwise);

         (g) Any judgment Lien which does not exceed, in any single instance, $100,000 or, when added to the amounts of any other judgment Lien then outstanding, in the aggregate $250,000, unless such judgment or judgments shall not, within sixty (60) days after the entry thereof have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within sixty (60) days after expiration of such stay;

         (h) Lien filings for informational purposes only with respect to equipment leases entered into in the ordinary course of business; and

         (i) Ordinary deposits made to utility companies, governmental or quasi-governmental agencies for or in connection with the provision of services.

Notwithstanding anything to the contrary in the foregoing, "Permitted Lien" shall in no event include (i) any Lien imposed by, or required to be granted pursuant to, ERISA or any

Environmental Law, (ii) any Lien on any inventory of Borrower or any Subsidiary, or (iii) any Lien on any distribution licenses or distribution contracts issued to and held by, or entered into by, Borrower or any Subsidiary.

6.03. INDEBTEDNESS.
-------------------

         The Borrower shall not, and shall not permit any Subsidiary to, at any time create, incur, assume or suffer to exist any Indebtedness, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

         (a) Indebtedness incurred hereunder;

         (b) Existing Indebtedness outstanding on the date hereof except such Indebtedness which is required to be repaid hereunder;

         (c) Trade Indebtedness incurred in the ordinary course of business;

         (d) Indebtedness of the Subsidiaries outstanding as of the Closing
Date;

         (e) Subordinated Debt; and

         (f) Any refinancing of any of the foregoing Indebtedness set forth in subsections (b) through (e), provided that the principal amount of any such refinancing does not exceed the stated maximum principal amount being refinanced, and that such refinancing does not increase the interest rate thereof.

6.04. LOANS, ADVANCES AND INVESTMENTS.
--------------------------------------

         The Borrower shall not, and shall not permit any Subsidiary to, at any time make or suffer to exist or remain outstanding any loan or advance to, or purchase, acquire or own (beneficially or of record) any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) in, or any other interest in, or make any capital contribution to or other investment in, any other Person, or agree to do any of the foregoing, unless such agreement is expressly contingent upon the Agent's approval, except:

         (a) Loans and investments existing on the date hereof and listed in
SCHEDULE 6.04 hereof (and extensions, renewals and refinancings thereof on terms no less favorable than those existing immediately before such extension, renewal or refinancing);

         (b) Receivables owing to Borrower or any Subsidiary arising from sales of inventory or services under usual and customary terms in the ordinary course of business, and loans and advances extended by Borrower or any Subsidiary to subcontractors or suppliers under usual and customary terms in the ordinary course of business;

         (c) Advances to officers and employees of Borrower and any Subsidiary to meet expenses incurred by such officers and employees in the ordinary course of business and in amounts at any time outstanding not exceeding $10,000 to any one officer or employee and $50,000 in the aggregate; and

         (d) Loans from a Guarantor or the Borrower to the Borrower or to another Guarantor which loans shall, without further notice or demand, be subordinated to the Obligations upon terms and conditions satisfactory to the Agent in its sole discretion.

6.05. RESTRICTED PAYMENTS.
--------------------------

         The Borrower will not, and will not permit any Subsidiary, to directly or indirectly, declare, order, pay, make or set apart any sum or property for any Restricted Payment, except that the Borrower may make Restricted Payments to the extent that, immediately after giving effect to such proposed action:

                  (x) no Potential Default or Event of Default shall exist or would exist; and

                  (y) the Borrower could incur at least $1 of additional indebtedness.

6.06. LIMITATION ON OTHER RESTRICTIONS ON AMENDMENT OF THE LOAN DOCUMENTS, ETC.
-------------------------------------------------------------------------------

         The Borrower shall not, and shall not permit any Subsidiary to, enter into, become or remain subject to any agreement or instrument to which the Borrower, or such Subsidiary is a party or by which either of them or any of their respective properties (now owned or hereafter acquired) may be subject or bound that would prohibit or require the consent of any Person to any amendment, modification or supplement to any of the Loan Documents, except for the Loan Documents themselves.

6.07. LEASE OBLIGATIONS.
------------------------

         Borrower shall not, and shall not permit any Subsidiary to, at any time create, incur, assume or suffer to exist obligations on any leases, whether capitalized or operating, that in the aggregate obligate the Borrower together with the Subsidiaries to make payments in excess of the Permitted Lease Payments during any fiscal year.



6.08. DISPOSITIONS OF PROPERTIES.
---------------------------------

         The Borrower shall not, and shall not permit any Subsidiary to, sell, transfer, discount, or otherwise voluntarily dispose of any assets other than
(i) in the ordinary course of business, provided the Borrower or such Subsidiary, as the case may be, receives full and adequate consideration in the reasonable judgment of such Borrower or such Subsidiary, as the case may be, in exchange for such assets sold, and (ii) assets sold for full and adequate consideration in the reasonable judgment of such Borrower or such Subsidiary, as the case may be, which Borrower or such Subsidiary, as the case may be, has determined to be worn out, obsolete or not useful in the ordinary course of its business.

6.09. ISSUANCE OF SUBSIDIARY STOCK.
-----------------------------------

         The Borrower shall not permit any Subsidiary to issue, sell, otherwise dispose or permit to remain outstanding, voluntarily or involuntarily, any shares of such Subsidiary's capital stock, or any options, warrants, calls, subscriptions, conversion rights, exchange rights, preemptive rights or other rights, agreements or arrangements (contingent or otherwise) which may in any circumstances now or hereafter obligate any Subsidiary to issue any shares of its capital stock, except:

         (a) Shares of capital stock outstanding on the date hereof and set forth on SCHEDULE 6.09 hereof; or

         (b) Options, warrants, calls, subscriptions, conversion rights, exchange rights, preemptive rights or other rights, agreements or arrangements outstanding on the date hereof and set forth on SCHEDULE 6.09 hereof; and shares of capital stock issued from time to time pursuant to and in accordance with the terms of the foregoing.

6.10. DEALINGS WITH AFFILIATES.
-------------------------------

         The Borrower shall not, and shall not permit any Subsidiary to, enter into or carry out any transaction with (including, without limitation, purchase or lease property or services from, sell or lease property or services to, loan or advance to, or enter into, suffer to remain in existence or amend any contract, agreement or arrangement with) any Affiliate of the Borrower, directly or indirectly, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

         (a) Existence and performance of contracts, agreements and arrangements in existence as of the date hereof and set forth in SCHEDULE 6.10 hereof, as any of the same may be amended from time to time;

         (b) Directors, officers and employees of Borrower and the Subsidiaries may be compensated for services rendered in such capacity to Borrower or such Subsidiary, provided that such compensation is in good faith and on terms no less favorable to Borrower or such Subsidiary than those that could have been obtained in a comparable transaction on an arm's-length basis from an unrelated person; and

         (c) Other transactions with Affiliates in good faith and on terms no less favorable to the Borrower, or such Subsidiary than those that could have been obtained in a comparable transaction on an arm's-length basis from an unrelated Person.

6.11. LIMITATIONS ON MODIFICATION OF CERTAIN AGREEMENTS AND INSTRUMENTS.
------------------------------------------------------------------------

         The Borrower shall not, and shall not permit any Subsidiary to, amend, modify or supplement the provisions of their respective articles of incorporation or by-laws in any manner which would or would reasonably likely have a Material Adverse Effect.

6.12. LIMITATION ON OTHER RESTRICTIONS ON DIVIDENDS BY SUBSIDIARIES, ETC.
-------------------------------------------------------------------------

         The Borrower shall not permit any Subsidiary to be or become subject to any prohibition of any nature by the terms thereof (whether arising by operation of Law, by agreement, by its articles of incorporation, By-Laws or other constituent documents of such Subsidiary, or otherwise) on the right of such Subsidiary from time to time to (w) declare and pay Stock Payments with respect to capital stock owned by the Borrower, or any Subsidiary, (x) pay any indebtedness, obligations or liabilities owing by such Subsidiary under the Loan Documents or from time to time owed to the Borrower, or any Subsidiary, (y) make loans or advances to the Borrower, or any Subsidiary, or (z) transfer any collateral under any Loan Documents owned by such Guarantor to the Borrower, or any other Subsidiary, except:

         (a) Restrictions pursuant to the Loan Documents;

         (b) Legal restrictions of general applicability under the corporation law under which such Subsidiary is incorporated, and fraudulent conveyance or similar laws or general applicability for the benefit of creditors of such Subsidiary generally;

         (c) With respect to clause (z) above: (i) nonassignment provisions of any executory contract or of any lease by the Borrower, or such Subsidiary as lessee, and (ii) restrictions on transfer of property subject to a Permitted Lien for the benefit of the holder of such Permitted Lien; and

         (d) Any restriction contained in an agreement or instrument applicable to a Guarantor acquired by the Borrower, or a Subsidiary after the date hereof, which restriction was not entered into in connection with or in contemplation of such acquisition and which restriction is not applicable to any Person, property or assets other than such acquired Guarantor and its property and assets.

6.13. ACQUISITION.
------------------

         The Borrower or any Subsidiary shall not, without the prior written consent of the Agent (which consent may contain such conditions and requirements thereto as the Agent may in its sole discretion require), consolidate, acquire or merge into or with any other organization, or division thereof, or any other business or product line or acquire substantially all of the assets thereof. In addition, the Borrower or any Subsidiary will not dissolve, wind up its affairs, or sell, assign, lease, or otherwise dispose of (whether in one transaction or a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person.


                              ARTICLE VII: DEFAULTS
                              ---------------------

7.01. EVENTS OF DEFAULT.
------------------------

         An Event of Default shall mean the occurrence or existence of one or more of the following events or conditions (for any reason, whether voluntary, involuntary or effected or required by Law):

         (a) The Borrower shall fail to pay when due principal of any Loan.

         (b) The Borrower shall fail to pay when due interest on any Loan, and such failure shall continue for fifteen (15) days thereafter, or the Borrower or any Guarantor shall fail to pay when due any fees, indemnity or expenses, or any other amount due hereunder or under any other Loan Document and, with respect solely to the obligation to pay any fees, indemnity or expenses, such failure shall continue unremedied for fifteen (15) days after notice.

         (c) Any representation or warranty made in writing or deemed to be made by operation of the last two sentences of SECTION 4.02 hereof by the Borrower or any Guarantor in or pursuant to or in connection with any Loan Document, or any written statement made by the Borrower or any Guarantor in any financial statement, certificate, report, exhibit or document furnished by the Borrower or any Guarantor to the Lender pursuant to or in connection with any Loan Document, shall prove to have been false or misleading in any material respect as of the time when made or deemed made (including by omission of material information necessary to make such representation, warranty or statement not misleading in any material respect); PROVIDED that if such misstatement or falsehood shall be capable of being cured during the period ("Cure Period") ending on the date which is ten (10) days following the earlier to occur of: (i) receipt by the Borrower of written notice of such incorrect or false representation, warranty or statement; or (ii) actual knowledge by a Responsible Officer of Borrower of such incorrect or false representation, warranty or statement, such falsehood or misstatement shall not constitute an Event of Default until the end of the Cure Period if the Borrower shall be diligently proceeding during the Cure Period to correct such misstatement or falsehood.

         (d) The Borrower or any Subsidiary shall fail to perform or observe any other covenant in any Loan Document and such failure shall continue unremedied for ten (10) days after written notice to the Borrower.

         (e) (i) If the Borrower or any Subsidiary shall: (A) default in the payment of principal or interest on any obligation for borrowed money to the Agent, any of the Lenders or any other Person (other than the Notes), or for the deferred purchase price of property, beyond the period of grace, if any, provided with respect thereto, or (B) default in the performance or observance of any other term, condition, or agreement contained in any such obligation or in any agreement relating thereto if the effect thereof is to cause, or permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due prior to its stated maturity; or

             (ii) If the Borrower or any Subsidiary should default in the payment of any sum due under, or in the performance or observance of any other term, condition or agreement contained in any written lease between the Borrower or any Subsidiary and any Lender if such Lender gives the Borrower or such Subsidiary written notice of such default and demands payment of all sums due thereunder.

         (f) One or more judgments for the payment of money shall have been entered against Borrower or any Subsidiary, and such judgment or judgments shall have remained undischarged or unstayed for a period of sixty (60) consecutive days.

         (g) One or more writs or warrants of attachment, garnishment, execution, distraint or similar process shall have been issued against Borrower or any Subsidiary or any of their respective properties and shall have remained undischarged and unstayed for a period of sixty (60) consecutive days.

         (h) Borrower or any Subsidiary shall, or shall purport to, terminate, repudiate, declare voidable or void or otherwise contest, any Loan Document or any term or provision thereof or any obligation or liability of any party thereunder, except as otherwise expressly provided in any Loan Document.

         (i) The Required Lenders shall have determined in good faith (which determination shall be conclusive) that an event or condition (including, without limitation, one or more Pension Related Events other than those referred to in subsection (a)(ii), (b) or (e) of the definition of "Pension Related Event") has, individually or in the aggregate, occurred which has or could have a Material Adverse Effect.

         (j) Any one or more Pension-Related Events referred to in subsection
(a)(ii), (b) or (e) of the definition of "Pension-Related Event" shall have occurred.

         (k) Any one or more of the Guarantees shall fail to be in full force and effect after delivery thereof.

         (l) Any one or more of the events or conditions set forth in the following clauses (i) or (ii) shall have occurred in respect of Borrower or any Subsidiary, and the Required Lenders shall determine in good faith (which determination shall be conclusive) that such events or conditions, individually or in the aggregate, could have a Material Adverse Effect: (i) any past or present violation of any Environmental Law by such Person, or (ii) existence of any pending or threatened Environmental Claim against any such Person, or existence of any past or present acts, omissions, events or circumstances that will form the basis of any Environmental Claim against any such Person.

         (m) A Change of Control shall have occurred.

         (n) The Borrower, or any Subsidiary shall become insolvent or bankrupt or make an assignment for the benefit of creditors or consent to the appointment of a trustee or receiver; or a trustee or receiver shall be appointed for the Borrower or such Subsidiary or for a substantial part of the property of the Borrower, or such Subsidiary without its consent and shall not be dismissed within a period of sixty (60) days; or bankruptcy, reorganization or insolvency proceedings shall be instituted by or against the Borrower, or any Subsidiary and, if instituted against the Borrower, or any Subsidiary, shall not be dismissed for a period of sixty (60) days.

7.02. CONSEQUENCES OF AN EVENT OF DEFAULT.
------------------------------------------

         (a) If an Event of Default specified in subsections (a) through (m) of
SECTION 7.01 hereof shall occur and be continuing or shall exist, then, in addition to all other rights and remedies which the Agent or any Lender may have hereunder or under any other Loan Document, at law, in equity or otherwise, the Lenders shall be under no further obligation to make Revolving Credit Loans, Term Loan A or Term Loan B hereunder, and the Agent may, and upon the written requests of the Required Lenders shall, by notice to the Borrower, from time to time do any or all of the following:

             (i) Declare the Revolving Credit Commitments, the Term Loan A Commitments and the Term Loan B Commitments terminated, whereupon such Commitments will terminate and any fees hereunder shall be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.

             (ii) Declare the unpaid principal amount of the Revolving Credit Loans, the Term Loan A and the Term Loan B, interest accrued thereon and all other Obligations to be immediately due and payable by the Borrower without presentment, demand, protest or further notice of any kind, all of which are hereby waived, and an action or actions therefor shall immediately accrue.

         (b) If an Event of Default specified in subsection (n) of SECTION 7.01 hereof shall occur or exist, then, in addition to all other rights and remedies which the Agent or any Lender may have hereunder or under any other Loan Document, at law, in equity or otherwise, the Revolving Credit Commitments, the Term Loan A Commitments and the Term Loan B Commitments shall automatically terminate and the Lenders shall be under no further obligation to make Revolving Credit Loans, the Term Loan A and the Term Loan B, and the unpaid principal amount of the Revolving Credit Loans, the Term Loan A and the Term Loan B, interest accrued thereon and all other Obligations shall become immediately due and payable by the Borrower without presentment, demand, protest or notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.

7.03. LETTERS OF CREDIT.
------------------------

         Upon the occurrence of an Event of Default and at the request of the Agent, the Borrower shall immediately deposit with Agent, as security for the Borrower's obligations to reimburse Agent and the Lenders for any then outstanding Letters of Credit, cash equal to the sum of the aggregate undrawn balance of any then outstanding Letters of Credit. Agent and the Lenders are hereby authorized, at their option, to deduct any and all such amounts from any deposit balances then owing by any Lender to or for the benefit or account of the Borrower.


                             ARTICLE VIII: THE AGENT
                             -----------------------

8.01. APPOINTMENT.
------------------

         Each Lender hereby irrevocably appoints KeyBank National Association to act as Agent for such Lender under this Agreement and the other Loan Documents. Each Lender hereby irrevocably authorizes the Agent to take such action on behalf of such Lender under the provisions of this Agreement and the other Loan Documents, and to exercise such powers and to perform such duties, as are expressly delegated to or required of the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto. KeyBank National Association hereby agrees to act as Agent on behalf of the Lenders on the terms and conditions set forth in this Agreement and the other Loan Documents, subject to its right to resign as provided in SECTION 8.10 hereof. Each Lender hereby irrevocably authorizes the Agent to execute and deliver each of the Loan Documents and to accept delivery of such of the other Loan Documents as may not require execution by the Agent. Each Lender agrees that the rights and remedies granted to the Agent under the Loan Documents shall be exercised exclusively by the Agent, and that no Lender shall have any right individually to exercise any such right or remedy, except to the extent expressly provided herein or therein.

8.02. GENERAL NATURE OF AGENT'S DUTIES.
---------------------------------------

         Notwithstanding anything to the contrary elsewhere in this Agreement or in any other Loan Document:

         (a) The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents, and no implied duties or responsibilities on the part of the Agent shall be read into this Agreement or any Loan Document or shall otherwise exist.

         (b) The duties and responsibilities of the Agent under this Agreement and the other Loan Documents shall be mechanical and administrative in nature, and the Agent shall not have a fiduciary relationship in respect of any Lender.

         (c) The Agent is and shall be solely the agent of the Lenders. The Agent does not assume, and shall not at any time be deemed to have, any relationship of agency or trust with or for, or any other duty or responsibility to, the Borrower or any other Person.

         (d) The Agent shall be under no obligation to take any action hereunder or under any other Loan Document if the Agent believes in good faith that taking such action may conflict with any Law or any provision of this Agreement or any other Loan Document, or may require the Agent to qualify to do business in any jurisdiction where it is not then so qualified.

8.03. EXERCISE OF POWERS.
-------------------------

         The Agent shall take any action of the type specified in this Agreement or any other Loan Document as being within the Agent's rights, powers or discretion in accordance with directions from the Required Lenders (or, to the extent this Agreement or such Loan Document expressly requires the direction or consent of some other Person or set of Persons, then instead in accordance with the directions of such other Person or set of Persons). In the absence of such directions, the Agent shall have the authority (but under no circumstances shall be obligated), in its sole discretion, to take any such action, except to the extent this Agreement or such Loan Document expressly requires the direction or consent of the Required Lenders (or some other Person or set of Persons), in which case the Agent shall not take such action absent such direction or consent. Any action or inaction pursuant to such direction, discretion or consent shall be binding on all the Lenders. The Agent shall not have any liability to any Person as a result of (x) the Agent acting or refraining from acting in accordance with the directions of the Required Lenders (or other applicable Person or set of Persons), (y) the Agent refraining from acting in the absence of instructions to act from the Required Lenders (or other applicable Person or set of Persons), whether or not the Agent has discretionary power to take such action, or (z) the Agent taking discretionary action it is authorized to take under this Section.

8.04. GENERAL EXCULPATORY PROVISIONS.
-------------------------------------

         Notwithstanding anything to the contrary elsewhere in this Agreement or any other Loan Document:

         (a) The Agent shall not be liable for any action taken or omitted to be taken by it under or in connection with this Agreement or any other Loan Document, unless caused by its own gross negligence or willful misconduct.

         (b) The Agent shall not be responsible for (i) the execution, delivery, effectiveness, enforceability, genuineness, validity or adequacy of this Agreement or any other Loan Document, (ii) any recital, representation, warranty, document, certificate, report or statement in, provided for in, or received under or in connection with, this Agreement or any other Loan Document,
(iii) any failure of any Lender to perform any of their respective obligations under this Agreement or any other Loan Document, or (iv) the existence, validity, enforceability, perfection, recordation, priority, adequacy or value, now or hereafter, of any Lien or other direct or indirect security afforded or purported to be afforded by any of the Loan Documents or otherwise from time to time.

         (c) The Agent shall not be under any obligation to ascertain, inquire or give any notice relating to (i) the performance or observance of any of the terms or conditions of this Agreement or any other Loan Document on the part of the Borrower, (ii) the business, operations, condition (financial or otherwise) or prospects of the Borrower or any other Person, or (iii) except to the extent set forth in SECTION 8.05(f) hereof, the existence of any Event of Default or Potential Default.

         (d) The Agent shall not be under any obligation, either initially or on a continuing basis, to provide any Lender with any notices, reports or information of any nature, whether in its possession presently or hereafter, except for such notices, reports and other information expressly required by this Agreement or any other Loan Document to be furnished by the Agent to such Lender.

8.05. ADMINISTRATION BY THE AGENT.
----------------------------------

         (a) The Agent may rely upon any notice or other communication of any nature (written or oral, including but not limited to telephone conversations, whether or not such notice or other communication is made in a manner permitted or required by this Agreement or any Loan Document) purportedly made by or on behalf of the proper party or parties, and the Agent shall not have any duty to verify the identity or authority of any Person giving such notice or other communication.

         (b) The Agent may consult with legal counsel (including, without limitation, in-house counsel for the Agent or in-house or other counsel for the Borrower), independent public accountants and any other experts selected by it from time to time, and the Agent shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.

         (c) The Agent may conclusively rely upon the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Agent in accordance with the requirements of this Agreement or any other Loan Document. Whenever the Agent shall deem it necessary or desirable that a matter be proved or established with respect to the Borrower, or any Lender, such matter may be established by a certificate of the Borrower, or such Lender, as the case may be, and the Agent may conclusively rely upon such certificate

(unless other evidence with respect to such matter is specifically prescribed in this Agreement or another Loan Document).

         (d) The Agent may fail or refuse to take any action unless it shall be indemnified to its satisfaction from time to time against any and all amounts, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature which may be imposed on, incurred by or asserted against the Agent by reason of taking or continuing to take any such action.

         (e) The Agent may perform any of its duties under this Agreement or any other Loan Document by or through agents or attorneys-in-fact. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         (f) The Agent shall not be deemed to have any knowledge or notice of the occurrence of any Event of Default or Potential Default unless the Agent has received notice from a Lender or the Borrower referring to this Agreement and purporting to describe an Event of Default or Potential Default. If the Agent receives such a notice, the Agent shall give prompt notice thereof to each Lender.

8.06. LENDER NOT RELYING ON AGENT OR OTHER LENDERS.
---------------------------------------------------

         Each Lender acknowledges as follows: (a) Neither the Agent nor any other Lender has made any representations or warranties to it, and no act taken hereafter by the Agent or any other Lender shall be deemed to constitute any representation or warranty by the Agent or such other Lender to it; (b) it has, independently and without reliance upon the Agent or any other Lender, and based upon such documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the other Loan Documents; (c) it will, independently and without reliance upon the Agent or any other Lender, and based upon such documents and information as it shall deem appropriate at the time, make its own decisions to take or not take action under or in connection with this Agreement and the other Loan Documents.

8.07. INDEMNIFICATION.
----------------------

         Each Lender (including the Agent in its capacity as a Lender) agrees to reimburse and indemnify the Agent and its directors, officers, employees and agents (to the extent not reimbursed by a Loan Party and without limitation of the obligations of the Borrower to do so), Pro Rata, from and against any and all amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature (including, without limitation, the fees and disbursements of counsel for the Agent or such other Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Agent or such other Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Agent or such other Person as a result of, or arising out of, or in any way related to or by reason of, this Agreement, any other Loan Document, any transaction from time to time contemplated hereby or thereby, or any transaction financed in whole or in part or directly or indirectly with the proceeds of any Loan, PROVIDED that no Lender shall be liable for any portion of such amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements resulting solely from the gross negligence or willful misconduct of the Agent or such other Person, as finally determined by a court of competent jurisdiction.

8.08. AGENT IN ITS INDIVIDUAL CAPACITY.
---------------------------------------

         With respect to its Commitments and the Obligations owing to it, the Agent shall have the same rights and powers under this Agreement and each other Loan Document as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lenders," "Holders of Notes" and like terms shall include the Agent in its individual capacity as such. The Agent and its affiliates may, without liability to account, make loans to, accept deposits from, acquire debt or equity interests in, act as trustee under indentures of, and engage in any other business with, any Loan Party and any stockholder, subsidiary or affiliate of any Loan Party, as though the Agent were not the Agent hereunder.

8.09. HOLDERS OF NOTES.
-----------------------

         The Agent may deem and treat the Lender which is payee of a Note as the owner and holder of such Note for all purposes hereof unless and until a Transfer Supplement with respect to the assignment or transfer thereof shall have been filed with the Agent in accordance with SECTION 9.14 hereof. Any authority, direction or consent of any Person who at the time of giving such authority, direction or consent is shown in the Register as being a Lender shall be conclusive and binding on each present and subsequent holder, transferee or assignee of any Note or Notes payable to such Lender or of any Note or Notes issued in exchange therefor.

8.10. SUCCESSOR AGENT.
----------------------

         The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent (which may be one of the other Lenders). If no successor Agent shall have been so appointed and consented to, and shall have accepted such appointment, within thirty (30) days after such notice of resignation then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent. Each successor Agent shall be a commercial bank or trust company organized under the laws of the United States of America or any State thereof and having a combined capital and surplus of at least $1,000,000,000 or be one of the other Lenders. Upon the acceptance by a successor Agent of its appointment as Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the properties, rights, powers, privileges and duties of the former Agent, without further act, deed or conveyance. Upon the effective date of resignation, of a retiring Agent, such Agent shall be discharged from its duties under this Agreement and the other Loan Documents, but the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted by it while it was Agent under this Agreement. If and so long as no successor Agent shall have been appointed, then any notice or other communication required or permitted to be given by the Agent shall be sufficiently given if given by the Required Lenders, all notices or other communications required or permitted to be given to the Agent shall be given to each Lender, and all payments to be made to the Agent shall be made directly to the Borrower or Lender for whose account such payment is made.

8.11. CALCULATIONS.
-------------------

         The Agent shall not be liable for any calculation, apportionment or distribution of payments made by it in good faith. If such calculation, apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Lender to whom payment was due but not made shall be to recover from the other Lenders any payment in excess of the amount to which they are determined to be entitled or, if the amount due was not paid by the Borrower, to recover such amount from the Borrower.

8.12. FUNDING BY AGENT.
-----------------------

         Unless the Agent shall have been notified in writing by any Lender not later than the close of business on the day before the day on which Loans are requested by the Borrower to be made that such Lender will not make its ratable share of such Loans, the Agent may assume that such Lender will make its ratable share of the Loans, and in reliance upon such assumption the Agent may (but shall not be required to, except as otherwise set forth in Section 2.01(a)(ii) with respect to the Agent's obligations to make Revolving Credit Loans) make available to Borrower a corresponding amount. If and to the extent that any Lender fails to make such payment to the Agent on such date, such Lender shall pay such amount on demand (or, if such Lender fails to pay such amount on demand, the Borrower shall pay such amount on demand), together with interest, for the Agent's own account, for each day from and including the date of the Agent's payment to and including the date of repayment to the Agent (before and after judgment) at the rate or rates per annum applicable to such Loans. All payments to the Agent under this Section shall be made to the Agent at its Office in Dollars in funds immediately available at such Office, without set-off, withholding, counterclaim or other deduction of any nature.


                            ARTICLE IX: MISCELLANEOUS
                            -------------------------

9.01. HOLIDAYS.
---------------

         Whenever any payment or action to be made or taken hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day (or a London Business Day with respect to a Fixed LIBOR Rate Loan), such payment or action shall be made or taken on the next following Business Day (or the next following London Business Day, as the case may be) and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

9.02. RECORDS.
--------------

         The unpaid principal amount of the Loans owing to each Lender, the unpaid interest accrued thereon, the interest rate or rates applicable to such unpaid principal amount, the duration of such applicability, and each Lender's respective Revolving Credit, Term Loan A and Term Loan B Committed Amounts shall at all times be ascertained from the records of the Agent, which shall be conclusive absent manifest error.

9.03. AMENDMENTS AND WAIVERS.
-----------------------------

         Neither this Agreement nor any Loan Document may be amended, modified or supplemented except in accordance with the provisions of this Section. Any such amendment, modification or supplement must be in writing and shall be effective only to the extent set forth in such writing and only if approved in advance by the Required Lenders. The Agent shall enter into such amendments, modifications or supplements from time to time as directed by the Required Lenders. Notwithstanding anything contained in this Section to the contrary, no such amendment, modification or supplement may be made which will:

         (a) Increase or decrease, except as expressly permitted herein, the Revolving Credit Committed Amount, the Term Loan A Committed Amount or the Term Loan B Committed Amount of any Lender over the amount thereof then in effect, or extend the Revolving Credit Maturity Date, the Term Loan A Maturity Date or the Term Loan B Maturity Date, without the written consent of each Lender affected thereby;

         (b) Reduce the principal of any Loan (except as herein provided) or extend the time for any payment of principal of any Loan, or reduce the rate of interest or extend the time for payment of interest borne by any Loan, or extend the time for payment of or reduce the amount of any Commitment Fee or reduce or postpone the date for payment of any other fees, expenses, indemnities or amounts payable under any Loan Document, without the written consent of each Lender affected thereby;

         (c) Change the definition of "Required Lenders" or amend this SECTION
9.03 or SECTION 9.14(a), without the written consent of all the Lenders;

         (d) Amend or waive any of the provisions of ARTICLE VIII hereof, or impose additional duties upon the Agent or otherwise adversely affect the rights, interests obligations of the Agent, without the written consent of Agent; or

         (e) Release collateral for the Loan, if any, including, but not limited to, any collateral covered by the Security Documents, without the consent of all Lenders, unless such release is permitted in the Loan Documents;

and PROVIDED FURTHER, that Transfer Supplements may be entered into in the manner provided in SECTION 9.14 hereof.

         Any Event of Default or Potential Default waived or consented to in any such amendment, modification or supplement shall be deemed to be cured and not continuing to the extent and for the period set forth in such waiver or consent, but no such waiver or consent shall extend to any other or subsequent Event of Default or Potential Default or impair any right consequent thereto.

9.04. NO IMPLIED WAIVER: CUMULATIVE REMEDIES.
---------------------------------------------

         No course of dealing and no delay or failure of the Agent or any Lender in exercising any right, power or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Agent and the Lenders under this Agreement and any other Loan Document are cumulative and not exclusive of any rights or remedies which the Agent or any Lender would otherwise have hereunder or thereunder, at law, in equity or otherwise.

9.05. NOTICES.
--------------

         (a) Except to the extent otherwise expressly permitted hereunder or thereunder, all notices, requests, demands, directions and other communications (collectively "notices") under this Agreement or any Loan Document shall be in writing (including telexed and telecopied communication) and shall be sent by first-class mail, or by nationally-recognized overnight courier, or by telex or telecopier (with confirmation in writing mailed first-class or sent by such an overnight courier), or by personal delivery. All notices shall be sent to the applicable party at the address stated on the signature pages hereof or in accordance with the last unrevoked written direction from such party to the other parties hereto, in all cases with postage or other charges prepaid. Any such properly given notice to the Agent, any Lender or the Borrower shall be effective when received; PROVIDED, HOWEVER, any notice of an Event of Default given by the Agent or any Lender to the Borrower shall be effective on the earliest to occur of receipt, telephone confirmation of receipt of telex or telecopy communication, two (2) Business Days after delivery to a nationally recognized overnight courier, or three (3) Business Days after deposit in the mail.

         (b) The Agent and each Lender may rely on any notice (whether or not such notice is made in a manner permitted or required by this Agreement or any Loan Document) purportedly made by or on behalf of the Borrower by a Responsible Officer, and neither the Agent nor any Lender shall have any duty to verify the identity or authority of any such Person giving such notice.

9.06. EXPENSES; TAXES; INDEMNITY.
---------------------------------

         (a) The Borrower agrees to pay or cause to be paid and to save each Lender harmless against liability for the payment of all reasonable out-of-pocket costs and expenses (including but not limited to reasonable fees and expenses of counsel, including local counsel, in-house counsel, auditors, consulting engineers, appraisers, and all other professional, accounting, evaluation and consulting costs) incurred by any Lender or the Agent from time to time arising from or relating to (i) the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents, which amount shall not exceed $25,000 plus all reasonable out-of-pocket costs and expenses; (ii) the administration and performance of this Agreement and the other Loan Documents, (iii) any requested amendments, modifications, supplements, waivers or consents (whether or not ultimately entered into or granted) to this Agreement or any Loan Document, and (iv) the enforcement or preservation of rights under this Agreement or any Loan Document (including, but not limited to, any such costs or expenses arising from or relating to (A) collection or enforcement of an outstanding Loan or any other amount owing hereunder or thereunder by the Agent or any Lender, and (B) any litigation, proceeding, dispute, work-out, restructuring or rescheduling related in any way to this Agreement or the Loan Documents), and (c) enforcement of any Guaranty.

         (b) The Borrower hereby agrees to pay all stamp, document, transfer, recording, filing, registration, search, sales and excise fees and taxes and all similar impositions now or hereafter determined by the Agent or any Lender to be payable in connection with this Agreement or any other Loan Documents or any other documents, instruments or transactions pursuant to or in connection herewith or therewith, and the Borrower agrees to save the Agent and each Lender harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such fees, taxes or impositions.

         (c) The Borrower hereby agrees to reimburse and indemnify each of the Indemnified Parties from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel for such Indemnified Party in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnified Party shall be designated a party thereto) that may at any time be imposed on, asserted against or incurred by such Indemnified Party as a result of, or arising out of, or in any way related to or by reason of, this Agreement or any other Loan Document, any transaction from time to time contemplated hereby thereby, or any transaction financed in whole or in part or directly or indirectly with the proceeds of any Loan (and without any way limiting the generality of the foregoing, including any violation or breach of any Environmental Law or any other Law by the Borrower, or any Subsidiary of Borrower; any Environmental Claim arising out of the management, use, control, ownership or operation of property by any of such Persons, including all onsite and off-site activities involving Environmental Concern Materials; or any exercise by the Agent or any Lender of any of its rights or remedies under this Agreement or any other Loan Document); but excluding any such losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements resulting solely from the gross negligence or willful misconduct of such Indemnified Party, as finally determined by a court of competent jurisdiction. If and to the extent that the foregoing obligations of the Borrower under this subsection (c), or any other indemnification obligation of the Borrower hereunder or under any other Loan Document, are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable Law.

9.07. SEVERABILITY.
-------------------

         The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

9.08. PRIOR UNDERSTANDINGS.
---------------------------

         This Agreement and the other Loan Documents supersede all prior and contemporaneous understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein and therein.


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

9.09. DURATION; SURVIVAL.
-------------------------

         All representations and warranties of the Borrower contained herein or in any other Loan Document or made in connection herewith or therewith shall survive the making of, and shall not be waived by the execution and delivery of, this Agreement or any other Loan Document, any investigation by or knowledge of the Agent or any Lender, the making of any Loan, or any other event or condition whatever. All covenants and agreements of the Borrower contained herein or in any other Loan Document shall continue in full force and effect from and after the Closing Date so long as the Borrower may borrow hereunder and until payment in full of all Obligations. Without limitation, all obligations of the Borrower hereunder or under any other Loan Document to make payments to or indemnify the Lenders shall survive the payment in full of all other Obligations, termination of the Borrower's right to borrow hereunder, and all other events and conditions whatever.

9.10. COUNTERPARTS; FURTHER ASSURANCES.
---------------------------------------

         (a) This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

         (b) The Borrower and the Guarantors shall promptly execute, upon request of the Agent, any further, additional, corrected or amended instruments and documents which may reasonably be required by the Agent with respect to the Loans being made hereunder and to evidence compliance with the terms of this Agreement.

9.11. LIMITATION ON PAYMENTS.
-----------------------------

         The parties hereto intend to conform to all applicable Laws in effect from time to time limiting the maximum rate of interest that may be charged or collected. Accordingly, notwithstanding any other provision hereof or of any other Loan Document, the Borrower shall not be required to make any payment to or for the account of the Lenders, and the Lenders shall refund any payment made by the Borrower, to the extent that such requirement or such failure to refund would violate or conflict with nonwaivable provisions of applicable Laws limiting the maximum amount of interest which may be charged or collected by such Lenders.

9.12. SET-OFF.
--------------

         The Borrower hereby agrees that, to the fullest extent permitted by law, if any Obligation of the Borrower shall be due and payable (by acceleration or otherwise), each Lender shall have the right after the occurrence of an Event of Default, without notice to the Borrower to set-off against and to appropriate and apply to such Obligation any indebtedness, liability or obligation of any nature owing to the Borrower by such Lender, including but not limited to all deposits (whether time or demand, general or special, provisionally credited or finally credited, whether or not evidenced by a certificate of deposit) now or hereafter maintained by Borrower with such Lender. Except as set forth above, such right shall be absolute and unconditional in all circumstances and, without limitation, shall exist whether or not such Lender or any other Person shall have given notice or made any demand to the Borrower, or any other Person, (except any notice that may be a condition precedent to the occurrence of an Event of Default), and


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

regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to any Lender or any other Person. The Borrower hereby agrees that, to the fullest extent permitted by law, any branch, subsidiary or affiliate of any Lender shall have the same rights of set-off as the Lender as provided in this Section (regardless of whether such branch, subsidiary or affiliate would otherwise be deemed in privity with or a direct creditor of the Borrower). The rights provided by this SECTION 9.12 are in addition to all other rights of set-off and banker's lien and all other rights and remedies which any Lender (or any such branch, subsidiary or affiliate) may otherwise have under this Agreement, any other Loan Document, at law or in equity, or otherwise, and nothing in this Agreement or any Loan Document shall be deemed a waiver or prohibition of or restriction on the rights of set-off or bankers lien of any such Person.

9.13. SHARING OF COLLECTIONS.
-----------------------------

         The Lenders hereby agree among themselves that if any Lender shall receive (by voluntary payment, realization upon security, set-off or from any other source) any amount on account of the Loans, interest thereon, or any other Obligation contemplated by this Agreement or the other Loan Documents to be made by the Borrower Pro Rata to all Lenders in greater proportion than any such amount received by any other Lender, then the Lender receiving such proportionately greater payment shall notify each other Lender and the Agent of such receipt, and equitable adjustment will be made in the manner stated in this Section so that, in effect, all such excess amounts will be shared ratably among all of the Lenders. The Lender receiving such excess amount shall purchase (which it shall be deemed to have done simultaneously upon the receipt of such excess amount) for cash from the other Lenders a participation in the applicable Obligations owed to such other Lenders in such amount as shall result in a ratable sharing by all Lenders of such excess amount. If all or any portion of such excess amount is thereafter recovered from the Lender making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law to be paid by the Lender making such purchase. The Borrower hereby consents to and confirm the foregoing arrangements.

9.14. SUCCESSORS AND ASSIGNS: ASSIGNMENTS.
------------------------------------------

         (a) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, all future holders of any of the Notes, the Agent and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights hereunder or interests herein without the prior written consent of all of the Lenders, and any purported assignment without such consent shall be void.

          (b) ASSIGNMENTS. Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable Law, at any time assign all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or any portion of its Commitments and Loans owing to it and any Note held by it and all or any portion of its interest in any Letter of Credit issued by Agent hereunder) to any Lender, any affiliate of a Lender or to one or more additional commercial banks or other Persons (each a "Purchasing Lender"); PROVIDED, that



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

             (i) any such assignment to a Purchasing Lender which is not a Lender, an affiliate (if the Purchaser Lender is assigning all of its rights and obligations under the Loan Documents) of a Lender or a Federal Reserve Bank shall be made only with the consent (which in each case shall not be unreasonably withheld) of Borrower (provided that no Event of Default has occurred and is continuing) and the Agent,

             (ii) if a Lender makes such an assignment of less than all of its then remaining rights and obligations under this Agreement and the other Loan Documents, such transferor Lender shall retain, after such assignment, a minimum principal amount of $1,000,000 of the Commitment and Loans then outstanding, and such assignment shall be in a minimum aggregate principal amount of $2,500,000 of the Commitment and Loans then outstanding,

             (iii) each such assignment shall be of a constant, and not a varying, percentage of the Commitment of the transferor Lender and of all of the transferor Lender's rights and obligations under this Agreement and the other Loan Documents,

             (iv) if the assignment is to be made to an assignee which is organized under the laws of any jurisdiction other than the United States or any state thereof, the assignor Lender shall cause such assignee, at least five (5) Business Days prior to the effective date of such assignment, (A) to represent to the assignor Lender (for the benefit of the assignor Lender, Agent and Borrower) that under applicable law and treaties no taxes will be required to be withheld by Agent, Borrower or the assignor with respect to any payments to be made to such assignee in respect of the Loans hereunder, (B) to furnish to the assignor (and, in the case of any assignee registered in the Register (as defined below), Agent and Borrower) either (1) U.S. Internal Revenue Service Form W-8 or W-9, as applicable (wherein such assignee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder), and (C) to agree (for the benefit of the assignor, Agent and Borrower) to provide the assignor Lender (and, in the case of any assignee registered in the Register, Agent and Borrower) a new Form 4224 or Form 1001 or Form W-8 or W-9, as applicable, upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such assignee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption; and

             (v) each such assignment shall be made pursuant to a Transfer Supplement in substantially the form of EXHIBIT I to this Agreement, duly completed (a "Transfer Supplement").

In order to effect any such assignment, the transferor Lender and the Purchasing Lender shall execute and deliver to the Agent a duly completed Transfer Supplement (including the consents required by clause (i) of this SECTION 9.14(b)) with respect to such assignment, together with any Note or Notes subject to such assignment and a processing and recording fee of $2,500; and, upon receipt thereof, the Agent shall accept such Transfer Supplement. Upon receipt of the Purchase Price Receipt Notice pursuant to such Transfer Supplement, the Agent shall record such acceptance in the Register. Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date specified in such Transfer Supplement,

                           (x) the Purchasing Lender shall be a party hereto and, to the extent provided in such Transfer Supplement, shall have the rights and obligations of a Lender hereunder, and

                           (y) the transferor Lender thereunder shall be released from its obligations under this Agreement to the extent so transferred (and, in the case of an Transfer Supplement covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party to this Agreement) from and after the Transfer Effective Date.

On or prior to the Transfer Effective Date specified in a Transfer Supplement, the Borrower, at its expense, shall execute and deliver to the Agent (for delivery to the Purchasing Lender) new Notes evidencing such Purchasing Lender's assigned Commitments or Loans and (for delivery to the transferor Lender) replacement Notes in the principal amount of the Loans or Commitments retained by the transferor Lender (such Notes to be in exchange for, but not in payment of, those Notes then held by such transferor Lender) provided that the Agent has delivered to the Borrower the predecessor Note being exchanged or replaced or, if such predecessor Note has been lost, mutilated or destroyed, an affidavit with customary indemnity of the Transferor Lender to such effect. Each such Note shall be dated the date and be substantially in the form of the predecessor Note. The Agent shall mark the predecessor Notes exchanged and deliver them to the Borrower. Accrued interest and accrued fees shall be paid to the Purchasing Lender at the same time or times provided in the predecessor Notes and this Agreement.

         (c) REGISTER. The Agent shall maintain at its office a copy of each Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive absent manifest error and the Borrower, the Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of the Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (d) FINANCIAL AND OTHER INFORMATION. The Borrower authorizes the Agent and each Lender to disclose to any Purchasing Lender (each, a "transferee") and any prospective transferee any and all financial and other information in such Person's possession concerning the Borrower and its Subsidiaries and Affiliates which has been or may be delivered to such Person by or on behalf of the Borrower in connection with this Agreement or any other Loan Document or such Person's credit evaluation of the Borrower and its Subsidiaries and Affiliates. At the request of any Lender, the Borrower, at the Borrower's expense, shall provide to each prospective transferee the conformed copies of documents referred to in Section 4 of the form of Transfer Supplement.

         (f) ASSIGNMENTS TO FEDERAL RESERVE BANK. Any Lender may at any time assign all or any portion of its rights under this Agreement, including without limitation any Loans owing to it, and any Note held by it to a Federal Reserve Bank. No such assignment shall relieve the transferor Lender from its obligations hereunder.

         (g) CONFIDENTIALITY. The Agent and each Lender agrees that it shall maintain in confidence, and shall not disclose, any Confidential Information (as hereinafter defined) to any Person not a party hereto except:

             (i) to the Borrower or any financial institution which is a prospective purchaser of, such Lender's rights and obligations under, the Notes provided that each such entity shall agree, by executing a confidentiality agreement in the form attached hereto as EXHIBIT J, to be bound by terms substantially the same as this SECTION 9.14(g);

             (ii) with the prior consent of the Borrower to any other Person.

For the purposes of this SECTION 9.14(g), "Confidential Information" shall mean information furnished by or on behalf of the Borrower or any Subsidiary pursuant to or in connection with this Agreement or any other Loan Document which has been clearly and conspicuously marked or otherwise identified as "Confidential" by or on behalf of the Borrower or any Subsidiary at the time of disclosure or within thirty (30) days thereafter.

The restrictions contained in this SECTION 9.14(g) shall not prevent the disclosure by the Agent or any Lender of any information:

             (i) upon the order of any court or administrative agency to the extent required by such order and not effectively stayed by appeal or otherwise,

             (ii) upon the request or demand of any regulatory agency or authority having jurisdiction over such party (whether or not such request or demand has the force of law),

             (iii) that has been publicly disclosed other than by breach of this
SECTION 9.14(g) by Lender or by any other Person who has agreed to abide by the provisions of this SECTION 9.14(g),

             (iv) that has been obtained from any Person that is neither a party hereto nor an affiliate of any such party nor a Person which has any other confidentiality obligation to any party hereto or any affiliate of any party hereto with required to such information nor a Person to which any party has a confidentiality obligation with respect to such information,

             (v) to counsel accountants or affiliates for the Agent or any Lender or counsel or accountants for such other Person who has agreed to abide by the provisions of this SECTION 9.14(g),

             (vi) in connection with the exercise of any right or remedy under any Loan Document,

             (vii) as expressly provided by this Agreement or any such other Document, or

             (viii) as otherwise required by Law or by such party deemed in good faith to be required by law,

PROVIDED, HOWEVER, the Agent or such Lender shall provide the Borrower with written notice of any disclosure made pursuant to clauses (i) through (vii) above, and the Agent or such Lender shall use all reasonable efforts to advise the Borrower in writing prior to any proposed disclosure pursuant to clause (viii) above. The Agent and each Lender will use all reasonable efforts to advise the Borrower in writing at the time it first becomes aware of circumstances which may lead to a disclosure pursuant to clauses (i) and (viii) above and permit the Borrower to participate in any actions or proceedings in connection with any such possible disclosure. The Agent and each Lender, at the Borrower's sole cost and expense, shall cooperate fully with the Borrower in any attempt to prevent such disclosure.

9.15. RESERVED.
---------------

9.16. GOVERNING LAW; SUBMISSION TO JURISDICTION: WAIVER OF JURY TRIAL;
----------------------------------------------------------------------
LIMITATION OF LIABILITY.
------------------------

         (a) GOVERNING LAW. THIS AGREEMENT AND ALL OTHER LOAN DOCUMENTS (EXCEPT TO THE EXTENT, IF ANY, OTHERWISE EXPRESSLY STATED IN SUCH OTHER LOAN DOCUMENTS) SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD OR REFERENCE TO ITS CHOICE OF LAW PRINCIPLES.

         (b) CERTAIN WAIVERS. THE BORROWER HEREBY IRREVOCABLY AND
UNCONDITIONALLY:

             (i) AGREES THAT ANY ACTION, SUIT OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY STATEMENT, COURSE OF CONDUCT, ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH (COLLECTIVELY, "RELATED LITIGATION") MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN MONROE COUNTY, NEW YORK, AND SUBMITS TO THE JURISDICTION OF SUCH COURTS, AND TO THE FULLEST EXTENT PERMITTED BY LAW AGREES THAT IT WILL NOT BRING ANY RELATED LITIGATION IN ANY OTHER FORUM (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY LENDER TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM);

             (ii) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY RELATED LITIGATION BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT ANY SUCH RELATED LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, AND WAIVES ANY RIGHT TO OBJECT, WITH RESPECT TO ANY RELATED LITIGATION BROUGHT IN ANY SUCH COURT, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER IT;

             (iii) CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY RELATED LITIGATION BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO THE BORROWER AT THE ADDRESS FOR NOTICES DESCRIBED IN
SECTION 9.05 HEREOF, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT



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

THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY
LAW);

             (iv) WAIVES THE RIGHT TO TRIAL BY JURY IN ANY RELATED LITIGATION;
AND

         IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Revolving Credit Agreement as of the date first above written.

                                   TRANSMATION, INC.


                                   By:  /s/ Robert G. Klimasewski
                                       -----------------------------
                                       Robert G. Klimasewski,
                                       Chairman of the Board of Directors

                                   Address for Notices:
                                   10 Vantage Point Drive
                                   Rochester, New York 14624
                                   Attn: Robert G. Klimasewski,
                                         Chairman of the Board of Directors
                                   Telephone: (716) 325-7777
                                   Telecopier: (716) 352-7788

                                   with a copy to:

                                   Harter, Secrest & Emery
                                   700 Midtown Tower
                                   Rochester, New York 14604
                                   Attn:  Walter D. Bay, Esq.
                                   Telephone: (716) 232-6500
                                   Telecopier: (716) 232-2152

                              KEYBANK NATIONAL ASSOCIATION, AS AGENT
                              AND A LENDER


                              By:  /s/ Timothy R. Beers
                                  ------------------------------------
                                  Timothy R. Beers
                              Title:  Vice President, Corporate Banking
                                      and Finance Group

                              Address for Notices:
                              1200 Bausch & Lomb Plaza
                              Rochester, New York 14604
                              Attn: Timothy R. Beers
                                    Vice President, Corporate Banking
                                    and Finance Group
                              Telephone: (716) 238-4141
                              Telecopier: (716) 238-4142

                              with a copy to:

                              Boylan, Brown, Code, Fowler, Vigdor & Wilson, LLP 2400 Chase Square
                              Rochester, New York 14604
                              Attn:  Corporate Banking Group
                              Telephone:  (716) 232-5300
                              Telecopier:  (716) 232-3528

                              Revolving Credit Committed Amount: $15,000,000 Term Loan A Committed Amount: $9,000,000
                              Term Loan B Committed Amount:  $8,000,000

                              Commitment Percentage: 100%



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